UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

First Community Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2025

Dear Fellow Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of First Community Corporation, the holding company for First Community Bank. At the meeting, we will report on our performance in 2024 and answer your questions. We look forward to discussing both our accomplishments and our plans with you.

This letter serves as your official notice that we will hold the meeting on May 21, 2025 at 11:00 a.m. local time, at our principal executive office located at 5455 Sunset Boulevard, Lexington, South Carolina 29072 for the following purposes:

1.	To elect as directors the five nominees named in the accompanying proxy statement;
2.	To approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this is a non-binding, advisory vote) (“Say-on-Pay”);
3.	To approve a non-binding resolution to determine whether shareholders should have a Say-on-Pay every one, two, or three years (“Say-on-Frequency”);
4.	To approve the First Community Corporation 2021 Omnibus Equity Incentive Plan, as Amended and Restated, to increase the number of shares of common stock authorized for issuance under the plan by 450,000 shares, from 225,000 shares to 675,000 shares;
5.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accountants for 2025;
6.	To approve the adjournment, postponement or continuance of the annual meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4 set forth above, or if a quorum is not present at the time of the annual meeting (the “Adjournment Proposal”); and
7.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning shares of our common stock at the close of business on March 14, 2025 are entitled to attend and vote at the meeting. A list of these shareholders will be available at our principal executive office prior to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting. This year, we are taking advantage of the rules of the U.S. Securities and Exchange Commission (“SEC”) that allow us to furnish our proxy materials over the Internet. We are mailing to our shareholders a Notice of Internet Availability of Proxy Materials over the Internet, rather than mailing a full paper set of the materials. We anticipate that the Notice of Internet Availability of Proxy Materials will first be sent to shareholders on or before April 11, 2025. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials on the Internet, as well as instructions on obtaining a paper or e-mail copy of the proxy materials. This process will reduce our costs to print and distribute our proxy materials, while also reducing our environmental impact.

You have a number of ways to vote in addition to voting by ballot if you are present in person at the meeting, and we encourage you to use them. We encourage you to vote as soon as possible by telephone, through the Internet, or by signing, dating and mailing your proxy card in the envelope enclosed. Telephone and Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the annual meeting.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting.

By order of the Board of Directors,

C. Jimmy Chao	Michael C. Crapps
Chairman of the Board	President and Chief Executive Officer

5455 Sunset Boulevard, Lexington, South Carolina 29072

Telephone: (803) 951-2265 / Fax: (803) 358-6900

FIRST COMMUNITY CORPORATION

5455 Sunset Boulevard Lexington, South Carolina 29072

Proxy Statement, dated April 8, 2025, for Annual Meeting of Shareholders to be Held on May 21, 2025

The board of directors of First Community Corporation, “we,” “us,” “our,” or the “company,” is furnishing this proxy statement to solicit proxies for use at our 2025 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully. We anticipate that the Notice of Internet Availability of Proxy Materials will first be sent to shareholders on or about April 11, 2025. The proxy statement and the form of proxy relating to the annual meeting are first being made available to shareholders on or about April 8, 2025.

Voting Information

Our board of directors set March 14, 2025 as the record date for the meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote on all matters voted on at the meeting. There were 7,671,056 shares of common stock outstanding on the record date.

Quorum and Adjournment

A majority of the issued and outstanding shares of common stock entitled to vote at the meeting will constitute a quorum. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting it is deemed present for quorum purposes unless a new record date is set. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Shares Held in Street Name

Many of our shareholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker, bank or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank, or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank, or other nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining whether a quorum is present at the annual meeting.

Appointed Proxies

When you sign the proxy card, you appoint D. Shawn Jordan and John F. (Jack) Walker, IV as your representatives at the meeting. Messrs. Jordan and Walker will vote your proxy as you have instructed them on the proxy card. If you submit a proxy without indicating how your shares should be voted, Messrs. Jordan and Walker will vote your proxy for the election to the board of directors of all nominees listed below under “Election of Directors,” for the approval of the compensation of our named executive officers as disclosed in this proxy statement (this is a non-binding, advisory vote), for “1 Year” as the preferred frequency of future advisory votes on executive compensation (this is a non-binding resolution), for the approval of the First Community Corporation 2021 Omnibus Equity Incentive Plan, as Amended and Restated, to increase the number of shares of common stock authorized for issuance under the plan by 450,000 shares, from 225,000 shares to 675,000 shares, for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2025 and for the approval of the adjournment, postponement or continuance of the annual meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the annual meeting to approve Proposal 4 set forth above, or if a quorum is not present at the time of the annual meeting. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Messrs. Jordan and Walker will vote your proxy on such matters in accordance with their judgment.

Required Vote

Assuming that a quorum is present:

•	Proposal No. 1: Election of Directors. Our directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the nominees who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. There is no cumulative voting with respect to the election of directors. Abstentions, broker non-votes or the failure to return a signed proxy will not be counted and will have no impact on the election of a director. A shareholder may vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If a shareholder withholds authority to vote with respect to one or more director nominees, such vote will have no effect on the election of such nominees.

•	Proposal No. 2: Non-Binding, Advisory Vote on Compensation of the Named Executive Officers. The proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. This vote is advisory and will not be binding upon our board of directors. However, the Human Resources and Compensation Committee (which we refer to in this proxy statement as the “compensation committee”) and the board of directors will take into account the outcome of the vote when considering future executive compensation arrangements. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the compensation of our named executive officers. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	Proposal No. 3: Non-Binding Resolution on whether shareholders should have a Say-on-Pay every one, two, or three years. With respect to this Say on Frequency proposal, shareholders may choose whether the advisory vote on executive compensation (the Say-on-Pay vote) should occur every one, two, or three years. Shareholders may vote for “1 Year,” “2 Years,” or “3 Years,” or may abstain from voting on this proposal. The option receiving the greatest number of votes will be considered the shareholders’ recommended frequency. Because this is an advisory vote, the result is not binding on the board of directors. However, the board will carefully consider the outcome when determining the frequency of future Say-on-Pay votes. If a shareholder submits a proxy but does not specify how it should be voted, the proxy will be voted for “1 Year.” Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	Proposal No. 4: Approval of the First Community Corporation 2021 Omnibus Equity Incentive Plan, as Amended and Restated. The proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the First Community Corporation 2021 Omnibus Equity Incentive Plan, as Amended and Restated. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	Proposal No. 5: Ratification of the Appointment of Elliott Davis, LLC. The proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accountants for the year ending December 31, 2025. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

•	Proposal No. 6: Approval of the Adjournment Proposal. The proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the approval of the adjournment, postponement or continuance of the annual meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4 set forth above, or if a quorum is not present at the time of the annual meeting. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the votes on this matter.

Revocability of Proxies and Changes to Your Vote

If you are a shareholder of record (i.e., you hold your shares directly instead of through a brokerage account), you may revoke your proxy or change your vote by

•	signing and delivering another proxy with a later date,

•	voting in person at the meeting, or

•	voting again over the Internet or by telephone prior to 11:59 pm, Eastern Time, on May 20, 2025.

If you hold your shares through a brokerage account, you must contact your brokerage firm to revoke your proxy. Further, if you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal No. 5 Ratification of the Appointment of Elliott Davis, LLC—but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your broker, bank or other nominee so that your shares may be voted on all other proposals.

Solicitation of Proxies

The proxy for our annual meeting is being solicited on behalf of our board of directors. Proxies may be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of electronic communication. Directors, officers and employees will receive no compensation for these activities in addition to their regular compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. We will bear the entire cost of soliciting proxies from you. In addition to the delivery of proxy materials by mail, we may request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of our common stock and secure their voting instructions and will reimburse them for their reasonable expenses in so doing.

Important Notice of Internet Availability

This proxy statement and the accompanying 2024 Annual Report on Form 10-K are available to the public for viewing on the Internet at www.proxyvote.com. Pursuant to the SEC “Notice and Access” rules, we are furnishing our proxy materials to our shareholders over the Internet instead of mailing each of our shareholders paper copies of those materials. As a result, we will send our shareholders by mail a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, containing instructions on how to access our proxy materials over the Internet and how to vote. The Notice is not a ballot or proxy card and cannot be used to vote your shares of common stock. The Notice also tells you how to access your proxy card to vote on the Internet. If you received a Notice by mail and would like to receive a printed or emailed copy of the proxy materials, please follow the instructions included in the Notice. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice.

If you own shares of common stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice. To vote all of your shares of common stock, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.

Availability of Information; Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices Regarding the Availability of Proxy Materials, if applicable, with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders.

Shareholders who currently receive multiple copies of the proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or direct their request to us at the contact information below if they are registered holders.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, if applicable, please notify your broker, if you are a beneficial owner or, if you are a registered holder, direct your written request to the contact information below.

Upon written or oral request, we will promptly deliver a separate copy of our annual report on Form 10-K or this proxy statement to our shareholders at a shared address to which a single copy of the document was delivered. Please address such requests to us at the contact information below.

First Community Corporation

Attention: Corporate Secretary

5455 Sunset Blvd.

Lexington, South Carolina 29072

Telephone: (803) 951-0500

Proposal No. 1

Election of Directors

Our board of directors currently consists of 12 members divided into three classes with staggered terms, so that approximately one-third of the board is elected each year. The current terms of the Class I directors and one Class II director, J. Ted Nissen, will expire at the 2025 annual meeting. The remaining Class II directors’ terms will expire at the 2026 annual meeting, and the Class III directors’ terms will expire at the 2027 annual meeting.

Our current directors and their classes are:

Class I	Class II	Class III
Michael C. Crapps*	Thomas C. Brown	C. Jimmy Chao
Jan H. Hollar*	W. James Kitchens, Jr.	Ray E. Jones
Mickey E. Layden*	J. Ted Nissen*	E. Leland Reynolds
Jane S. Sosebee*	Roderick M. Todd, Jr.	Alexander Snipe, Jr.
*	Standing for re-election by the shareholders at the meeting.

Effective July 1, 2024, as part of our previously announced leadership transition plan, J. Ted Nissen became the chief executive officer of the bank while still retaining the roles of president of the bank and executive vice president and chief banking officer of the company. Also effective July 1, 2024, the board appointed Mr. Nissen to fill a vacancy on the board as a Class II director, with a term expiring at the 2025 annual meeting. He has been nominated by the board to stand for election to serve the remainder of the Class II term — a one-year term expiring at the 2026 annual meeting. The board recommends that you vote for Mr. Nissen as a Class II nominee.

Class I directors Michael C. Crapps, Jan H. Hollar, Mickey E. Layden, and Jane S. Sosebee have been nominated for re-election to serve three-year terms expiring at the 2028 annual meeting. The board recommends that you vote for these Class I nominees.

If a quorum is present, directors will be elected by a plurality of the votes cast at the meeting. This means the five nominees receiving the highest number of votes will be elected as directors. There is no cumulative voting for the election of directors. Abstentions, broker non-votes, and failure to return a signed proxy will have no effect on the outcome of the vote on this matter. You may vote “FOR” or “WITHHOLD” authority to vote for each nominee. A vote to “WITHHOLD” authority with respect to one or more nominees will not affect the outcome of the election of those nominees. If you submit a proxy but do not specify how your shares should be voted, Messrs. Jordan and Walker will vote your proxy “FOR” the election of each of the Class I director nominees — Mr. Crapps and Mses. Hollar, Layden, and Sosebee — and the Class II director nominee, Mr. Nissen. If any of these nominees becomes unable or unwilling to serve (which we do not anticipate), Messrs. Jordan and Walker will vote instead for a replacement nominee recommended by the board of directors, unless you specifically instruct otherwise in your proxy.

Director Qualifications; Age Limit

All of our directors bring to the board of directors leadership experience, derived from their business, professional, and board experiences. Four of our current 12 directors have served as directors of the company since its inception in 1994. Two directors were directors on the board of companies that we acquired, one in 2006 and one in 2014. Three directors have previously served on non-related bank boards. Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the biographical information provided below.

On May 16, 2023, our board of directors approved an amendment to our bylaws to increase the mandatory retirement age for directors from seventy-two (72) to seventy-four (74). Under the amended bylaws, if a director attains the age of 74 during their term of office, the director may continue to serve until the end of their current term but is not eligible for re-election. None of the four Class I director nominees or the Class II director nominee will attain age 74 prior to the 2025 Annual Meeting of Shareholders, which is scheduled for May 21, 2025.

Information Regarding Our Nominees and Directors

The following describes at least the last five years of business experience of each nominee proposed for election as a director, as well as the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should serve as our director. There is no family relationship between any of our directors, nominees or executive officers, and there are no arrangements or understandings between the directors and any other person pursuant to which he or she was or is to be selected as a director or nominee. Each of our directors is also a director of First Community Bank, which we refer to herein as the “bank.”

Information Regarding Nominees for Directors

Set forth below is information about our five nominees to the board of directors. Each nominee has consented to being named as a nominee and agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees.

Class I Nominees

Michael C. Crapps, 66, Class I director, has served as our president and chief executive officer and as a director since our formation in 1994. He received a B.S. degree in Economics in 1980 from Clemson University, an M.B.A. degree from the University of South Carolina in 1984, and is a graduate of the LSU Graduate School of Banking of the South. He began his banking career with South Carolina National Bank in 1980 and, from 1985 to 1994, he was with Republic National Bank in Columbia, South Carolina where he became president, chief executive officer, and a director of that bank. During his career, Mr. Crapps has been responsible for virtually all aspects of banking, including branches, commercial banking, operations, credit administration, accounting, human resources, and compliance. Mr. Crapps has served the banking industry as a member of the Federal Reserve Bank of Richmond’s Charlotte Branch Board of Directors and the Federal Reserve Bank of Richmond’s Community Depository Institutions Advisory Council. He has also served with the South Carolina Bankers Association (“SCBA”), as a former chair and on its board of directors. The SCBA selected Mr. Crapps as the 1997 Young Banker of the Year. Additionally, he currently serves his local community as follows:

•	Clemson University IPTAY Board of Directors and its Executive Committee,
•	Midlands Business Leadership Group, serving on its Executive Committee, and
•	Business Development Corporation Board of Directors and Executive Committee member.

He is a past chair of Navigating from Good to Great (Ng2G) Foundation Board of Directors, the Greater Lexington Chamber of Commerce, the Saluda Shoals Park Foundation and the South Atlantic Division of the American Cancer Society. Furthermore, he previously served on the Clemson University Foundation Board of Directors.

Mr. Crapps has received numerous awards during his career including several recognitions as one of the 50 Most Influential People in our local communities and is a 2022 inductee into their Hall of Fame. In 2021, he was recognized by SC Biz as the number one “Power Player” in the banking sector in South Carolina. He was recognized by the South Carolina Foundation for Educational Leadership and the South Carolina Association of School Administrators as a 2023 Distinguished South Carolina Public School Graduate, one of three people statewide to be recognized with this award. Also, in 2023, the Lexington Chamber and Visitors Center named Mr. Crapps the recipient of the Mike Till Impact Award.

Under Mr. Crapps’ leadership, First Community Bank has been recognized multiple times as a “best bank,” “best mortgage lender,” and “best places to work” in addition to numerous lending awards from the Small Business Administration.

Mr. Crapps’ experience in banking and vision for our company give him the leadership and consensus building skills that provide significant insight and expertise to the board. As a lifelong resident of Lexington, South Carolina, he has significant ties to the Midlands of South Carolina. He has been very active in local community and civic organizations.

Jan H. Hollar, 69, Class I director, has served as our director since May 2021. Ms. Hollar is a retired banker with a career that spanned 40 years in community banking with institutions ranging in size from de novo to $4.5 billion. Prior to retiring, Ms. Hollar most recently served as interim chief executive officer of the Myrtle Beach Area Chamber of Commerce from May 2018 to August 2018. Before that, she served as chief executive officer and as a member of the Board of Directors of HCSB Financial Corporation (Nasdaq: HCFB), and its banking subsidiary Horry County State Bank, from April 2016 until it was acquired in July 2017 and as consulting CEO from October 2015 until April 2016. Ms. Hollar was hired by HCFB to rebuild and recapitalize the bank. From 2008 until 2017, Ms. Hollar self-owned and operated Jan H. Hollar, CPA, PC, a professional corporation providing accounting consulting for financial institutions. Ms. Hollar has served as chief financial officer for four different community banks and has directed bank operations in the areas of finance, accounting, deposits, loans, human resources, technology, facilities, strategic planning and shareholder relations. She is a licensed CPA in South Carolina with emeritus status and in North Carolina with retired status. She has worked as a consultant for a number of community banks and has served as an instructor at the South Carolina Banker’s School. Ms. Hollar’s community involvement and philanthropic activities include prior work with Lily Pad Haven, a Charlotte-based safe haven for sex-trafficking victims and the Kajiado Children’s Home ministry in Kenya. A Furman University graduate, she holds a bachelor’s degree in economics and business administration with a concentration in accounting. She currently resides in Greenville and Myrtle Beach, South Carolina.

Ms. Hollar’s extensive experience in community banking including leadership positions in executive management and at the board level in addition to experience in a number of areas of bank operations brings substantial insight to our board as it relates to the opportunities, challenges and issues in the community banking industry and her connections to the Upstate of South Carolina provide us with insight and connection to that market.

Mickey E. Layden, 70, Class I director, has served as our director since May 2019. Ms. Layden is the CEO of LCK, LLC, a partner firm of Colliers International South Carolina and a women-owned project management services organization. She is also Executive Vice President and Principal of Colliers International South Carolina. Since 1988, Ms. Layden has led the real estate management division of Colliers International South Carolina, overseeing a large staff and responsible for over 26 million square feet of space. Ms. Layden has served in senior leadership roles at the national level within the Institute of Real Estate Management (“IREM”), including Senior Vice President for Membership, IREM Foundation board member, IREM faculty member and chair of numerous other committees within the organization. In January 2020, she was recognized as one of the “50 Most Influential People in Columbia” by the Columbia Business Monthly. Furthermore, she has been recognized in many publications and organizations as a woman of influence in the business community, receiving the 2013 Influential Women in Business CEO Award, the 2010 Corporate TWIN Award, the 2011 Girl Scouts of South Carolina Mountains to Midlands Women of Distinction Award, and she was included in the Columbia Business Monthly’s 2011 “Women of Influence”. She currently serves her local community as a member of the board of directors of the Lexington Medical Center, where she also serves as secretary of the board of directors, and a member of the Midlands Business Leadership Group.

Additionally, Ms. Layden is a past chair of the board of directors of Midlands Housing Alliance, Inc. (Transitions) and secretary and executive committee member of the YMCA board of directors. She has served in leadership roles of many other organizations and community projects throughout her career, including being a past member of the board of trustees of South Carolina Independent Colleges and Universities.

As an experienced business professional, Ms. Layden has many ties to the Midlands of South Carolina and has been very active in local community and civic organizations—all of which qualify her to serve on our board of directors and enhance her ability to contribute as a director.

Jane S. Sosebee, 68, Class I director, has served as our director since May 2019. Ms. Sosebee retired in 2023 after over 44 years of experience in the telecommunication industry. From 2019 until her retirement, she was the state President of AT&T South Carolina, where she was responsible for its regulatory, economic development, legislative and community affairs activities in the state. She served AT&T and its predecessor companies for over 44 years in various leadership positions. Ms. Sosebee has worked closely with state and community leaders to help bring new technology and jobs to the state and improve the quality of life for South Carolinians.

A native of Laurens, South Carolina, Ms. Sosebee attended Clemson University, where she was awarded a Bachelor’s degree in English. She has served on and chaired the Clemson University Foundation Board. In 2009, she was awarded the University’s Distinguished Service Award. This award is the highest honor that the Alumni Association can bestow and is given to those alumni who have not only devoted their life to professionalism and public service, but who have also continued a lifelong dedication to Clemson University. In 2023, the Honorable Governor Henry McMaster awarded Ms. Sosebee the Order of the Palmetto, the highest civilian honor awarded by the Governor of South Carolina, which is awarded to South Carolinians who demonstrate extraordinary lifetime achievement, service and contributions of national or statewide significance. She is currently serving or has served the local Upstate South Carolina community as follows:

•	Clemson University Finance Corporation – Past Board Member
•	Greenville Chamber – Past Board Member and Chair
•	Upstate Alliance – Past Board Member and Chair
•	Peace Center – Past Trustee
•	Urban League of the Upstate – Past Regional Board Member
•	Tri-County Technical College Foundation – Past Board Member
•	Anderson Chamber – Past Board Member
•	Palmetto Bank – Past Director
•	First Citizens Bank – Past Community Advisory Board Member
•	Leadership SC Alumna
•	Leadership Anderson Alumna
•	Fort Hill Presbyterian Church – Elder

Ms. Sosebee’s extensive business experience, volunteerism, leadership, and knowledge of the markets that we serve qualify her to serve on our board of directors and enhance her ability to contribute as a director.

Class II Nominee

John Ted Nissen, 63, Class II director, has served as our director since July 2024. Mr. Nissen has been with the bank since its inception in 1995 and has been executive vice president and chief banking officer of the company and president and chief executive officer of the bank since July 2024. Prior to July 2024, Mr. Nissen served as executive vice president and chief banking officer of the company and president and chief banking officer of the bank since March 2021; chief commercial and retail banking officer of the company since June 2019; and executive vice president and chief commercial and retail banking officer of the bank since February 2013. He also serves as a member of the bank’s Executive Leadership Team. A graduate of Presbyterian College in Clinton, South Carolina, Mr. Nissen has over 41 years of experience in the banking industry.

Mr. Nissen currently serves the banking industry as Treasurer and a board member of the SCBA and is past chair of the SCBA Community Bankers Division. He is the chair of the SSBCI and SBA 7a Loan Committee of the Business Development Corporation. Additionally, he serves on the Lexington County Health District Board. In 2023, he was the recipient of the Independent Banks of South Carolina (IBSC) Leadership Award.

Mr. Nissen is an active community leader. He currently serves as a director and member of the Executive Committee of the Lexington Medical Center Foundation, where he previously served as chair. He is also a past chair-elect and board member of EngenuitySC. In addition, he has served on the boards of the Columbia Chamber of Commerce, IBSC, Boys and Girls Club of the Midlands, Harvest Hope Food Bank, and the Midlands Technical College Foundation. He is a graduate of Leadership Columbia.

Mr. Nissen’s experience in banking and vision for our company give him the leadership and consensus-building skills that provide significant insight and expertise to the board. As a long-term resident of Lexington, South Carolina and a lifetime resident of South Carolina, he has significant ties to the Midlands and the state of South Carolina. He has been very active in local community and civic organizations.

Information Regarding Continuing Directors

Set forth below is also information about each of our other directors.

Class II Directors

Thomas C. Brown, 67, Class II director, has served as our director since our formation in 1994. Mr. Brown is currently the Priest-Rector at St. Paul’s Church in Greenville, South Carolina and has served in that role since 2011. From 2008 to 2011, he served as the Assistant Rector at All Saints Church, Pawleys Island, South Carolina. Previously, Mr. Brown was the president and owner of T.C.B. Enterprises of South Carolina, Inc., a Myrtle Beach based restaurant business. Mr. Brown graduated from Clemson University in 1981 with a B.S. degree in Civil Engineering. He completed a three-year term serving on the Clemson Board of Visitors.

Mr. Brown has owned and operated a small business for many years. He has extensive knowledge of the small business environment and the related challenges. He brings to the board his unique insight and useful perspective related to the small business environment, which is a primary target market segment for us. Mr. Brown’s connection to the Greenville, South Carolina area provides us with insights and connection to that market.

W. James Kitchens, Jr., 63, Class II director, has served as our director since our formation in 1994 and as our vice chair since 2021. Mr. Kitchens is president of Wealthplan, LLC, an accounting firm located in Columbia, South Carolina, and has served in that role since 1996. He is a Certified Public Accountant and an investment consultant and currently holds the Chartered Financial Analyst designation. Mr. Kitchens earned a B.S. degree in mathematics from The University of the South in 1984 and an M.B.A. degree from Duke University in 1986.

Mr. Kitchens brings to the board knowledge and understanding of tax and financial accounting issues. He has lived most of his life in the Midlands of South Carolina and has a strong knowledge of the business environment in the markets we serve.

Roderick M. Todd, Jr., 61, Class II director, has served as our director since our merger with DeKalb Bankshares, Inc. in June 2006. Mr. Todd served as a director of DeKalb Bankshares, Inc. and the Bank of Camden, from its inception in 2001 until June 2006. In July 2000, Mr. Todd founded the law firm Roderick M. Todd, Jr. Attorney and Counselor at Law. Formerly, he was a partner in Cooper and Todd, LLP, Attorneys, from 1994 to 2000. Mr. Todd is a graduate of the University of South Carolina and the University of South Carolina School of Law.

Mr. Todd has extensive experience in running and operating his own legal practice in Camden, South Carolina. As a prior director of a start-up community bank, he brings additional insights to our board regarding community bank operations. He has strong ties to the Camden market, which is a market into which we expanded in 2006 through our acquisition of DeKalb Bankshares, Inc.

Class III Directors

C. Jimmy Chao, 69, a Class III director, has served as our director since our formation in 1994 and as our chairman since 2021. Mr. Chao served as vice chair from May 2020 to May 2021. He resides in Lexington, South Carolina, and has been the President and CEO of Chao and Associates, Inc., an engineering firm specializing in Structural and Civil engineering and Land Surveying based in Columbia, South Carolina, since 1987. He earned an M.S. degree in Structural Engineering from the University of South Carolina and completed all coursework requirements for his Ph.D. Mr. Chao is a member of the American Society of Civil Engineers, the National Society of Professional Engineers, and the Society of American Military Engineers. In 2009, the American Society of Civil Engineers named him South Carolina Civil Engineer of the Year. He holds a Professional Engineer license in South Carolina, North Carolina, Georgia, Alabama, Florida, and numerous other states.

Mr. Chao is a past chair of the Educational Foundation of Lexington School District One and the Capital City Lake Murray Country Regional Tourism Board. He is also a member of the University of South Carolina’s Design Review Committee. Since 2011, he has served as an adjunct professor in the University of South Carolina’s Department of Civil and Environmental Engineering. In 2017, the Governor of South Carolina appointed him to the Board of Registration for Professional Engineers and Surveyors, where he served as Chair from 2022 to 2024. He currently serves as the Southern Zone Assistant Vice President of the National Council of Examiners for Engineering and Surveying.

Mr. Chao has a deep understanding of the challenges faced by small business professionals, a key market segment for us. He also possesses extensive knowledge of the business environment and the markets we serve.

Ray E. Jones, 54, Class III director, has served as our director since January 2021. Since 2004, Mr. Jones has served as a Partner in the Columbia office of Parker Poe Adams & Bernstein LLP, Attorneys and Counselors at Law. In his role as Partner in the Columbia office of Parker Poe, Mr. Jones provides advice and counsel to a broad spectrum of clients in matters relating to public finance, local taxation, financing of affordable housing and economic development. A native of Columbia, South Carolina, Mr. Jones attended the University of South Carolina where he received a Bachelor’s degree in Finance, a Master’s in International Business Administration through the Darla Moore School of Business and a Juris Doctorate through the School of Law. Mr. Jones has received numerous recognitions for his work as an attorney focused on economic development and public finance.

Furthermore, Mr. Jones has served on the following boards:

•	Saluda Shoals Foundation, Board of Directors, 2013-2020, Chair, 2017,
•	March of Dimes, Board of Directors, South Carolina Chapter, 2005-2010; Chair, 2007-2008, and
•	South Carolina Economic Developers’ Association, Board of Directors, 2011-2013.

With more than 20 years of experience, Mr. Jones brings a wealth of knowledge of South Carolina businesses, local government, public finance, affordable housing and economic development and is an invaluable asset to our board.

E. Leland Reynolds, 70, Class III director, has served as a director since our merger with Savannah River Banking Corporation in February 2014. He is the co-owner and vice president, since 1986, of H. G. Reynolds Co., Inc., a regional general contractor specializing in governmental and educational construction. Mr. Reynolds is a graduate of Clemson University, where he received his degree in Building Science. His civic and professional associations include Clemson University, Aiken Edgefield Economic Development Partnership, and USC Aiken. Recently, Mr. Reynolds became a member of the City of Aiken’s Design Review Board. He previously served on the City of Aiken’s Design Review Board for 11 years in the 1990s and early 2000s.

Mr. Reynolds’ experience and background as a co-owner and executive of a regional business allows him to bring significant management and leadership skills to our board. He has strong community ties to Aiken, South Carolina and the surrounding markets.

Alexander Snipe, Jr., 73, has served as a Class III director of our board since May 2005. Since September 1992, Mr. Snipe has been the president and chief executive officer of Glory Communications, Inc., which is headquartered in Columbia, South Carolina, and operates radio stations in Columbia, Florence, and Moncks Corner, South Carolina; and Augusta, Georgia. Prior to forming Glory Communications, Inc., Mr. Snipe was a general sales manager at one of Columbia’s top radio stations for 10 years. He has over 40 years of broadcasting experience and over 30 years in broadcasting ownership; is a past member of the South Carolina Broadcasters Association board of directors; is a past president of such Association; and is a member of the South Carolina Broadcasters Hall of Fame. He is a former board member of the Columbia Urban League, the William L. Bonner Bible College, The Gospel Heritage Foundation, and the National Association of Broadcasters Radio Board.

Mr. Snipe has significant experience operating a small business since 1992. He is an active community leader and serves several other associations and foundations. He has strong ties to the Midlands of South Carolina and has extensive knowledge of the business environment and the markets we serve.

Information Regarding Our Executive Officers

Biographical Information

Biographical information for each of our executive officers is provided below (other than Messrs. Crapps and Nissen). Because Messrs. Crapps and Nissen also serve on our board of directors, we have provided their biographical information above with our other directors.

Robin D. Brown, 57, has been with the bank since it began organization in August of 1994. She has served as chief human resources officer and chief marketing officer of the company since June of 2019; and executive vice president and chief human resources officer and chief marketing officer of the bank since February 2013. She also serves as a member of the bank’s Executive Leadership Team. Ms. Brown has 40 years of experience in the banking industry and worked for the National Bank of South Carolina and Republic National Bank prior to joining the company. Ms. Brown served on and is a past Chairperson of the Human Resources Committee of the South Carolina Bankers Association. Ms. Brown is a magna cum laude graduate of the University of South Carolina Honors College and received her B.S. degree in Business Administration and did post graduate work at the USC School of Business. She is a founding board member of the Lexington County Sheriff’s Foundation, where she has served in various roles since 1999. She is a board member of Carolina Wildlife Center and is a past board member of the Palmetto Center for Women. She is also a graduate of Leadership Lexington County.

Sarah T. Donley, 59, has been with the bank since 1997 and has over 35 years of banking and financial services experience. On January 1, 2025, she was promoted to executive vice president and chief operations officer/chief risk officer of the company and the bank and joined the bank’s Executive Leadership Team. Prior to January 2025, Ms. Donley served as senior vice president and controller of the bank since 2015. She has also held roles in finance, accounting, operations, and information technology since joining the bank in 1997. Ms. Donley earned a Bachelor of Arts in economics with a minor in business administration and psychology from Wittenberg University and is a CPA. She is also a graduate of the First Community Bank Leadership Institute. Ms. Donley has served as a volunteer or financial supporter of local organizations including Midlands Reading Consortium, Sole Stepping, and Palmetto Place.

Vaughan R. Dozier, Jr., 44, has been with the bank since 2008 and has over 20 years of banking experience. On January 1, 2024, he was promoted to executive vice president, chief commercial and retail banking officer, South Region of the company and the bank. He also serves on the bank’s Executive Leadership Team. Before that, he served as the regional president for the bank’s Lexington Region. In 2020, he was selected as the Outstanding Young Banker of the Year by the South Carolina Bankers Association. He graduated with a degree in business administration from Presbyterian College. He is also a graduate of the South Carolina Bankers School and Leadership Columbia. He is a graduate of the First Community Bank Leadership Institute. He is active in the community currently serving on the South Carolina Bankers Association Community Bankers board. He is a member of the Cayce/West Columbia Rotary Club currently serving as Treasurer. In the past, he has served on the board of directors for several organizations, including Beginnings SC, The River Alliance, and Presbyterian College Alumni Association.

D. Shawn Jordan, 57, has served as executive vice president and chief financial officer of the company and the bank since January 2020, and as executive vice president since November 2019. He also serves as a member of the bank’s Executive Leadership Team. During Mr. Jordan’s 33-year career in the banking industry, he has held leadership and executive positions with public and private financial institutions including local, regional and national organizations. His responsibilities have included corporate analytics; strategic planning; budgeting; forecasting; management, board, regulatory and external reporting; balance sheet management, including capital, liquidity, funding and interest rate risk planning and management; expected credit losses and allowance for loan and lease losses modeling, including CECL; regulatory relations; wealth management; valuation analysis; and mergers and acquisitions. Mr. Jordan served as senior vice president and manager of corporate analytics with IBERIABANK from April 2018 to November 2019. Prior to joining IBERIABANK, from October 2011 until its merger with State Bank Financial Corporation in October 2017, Mr. Jordan worked with AloStar Bank of Commerce where he served as executive vice president and chief financial officer. Mr. Jordan stayed on with State Bank Financial Corporation until March 2018. He holds a bachelor’s degree in economics from Centre College and an M.B.A. from Eastern Kentucky University.

Joseph Andrew (Drew) Painter, 47, has been with the bank since 2003 and has 25 years of experience in the banking industry. On January 1, 2024, he was promoted to executive vice president, chief commercial and retail banking officer, North Region of the company and the bank. He also serves on the bank’s Executive Leadership Team. Prior to the promotion, he served as the regional president for the Columbia Region, where he also served as a commercial banker for First Community Bank for 20 years. He is a graduate of the University of South Carolina in Columbia, SC. He is currently serving as Board Chair for the Baptist Healthcare System of South Carolina. He is the former Board Chair for the Prisma Health Children’s Hospital in Columbia, SC as well as former Board Chair for the Prisma Health Midlands Foundation. He currently serves as Vice Chair of the Main Street District of Columbia, SC where he previously served as Treasurer. He is the past Chair of the Legislative Committee of the South Carolina Bankers Association and currently serves on the South Carolina Bankers School Board and is a graduate of the South Carolina Bankers School. In 2018, he was selected as the Outstanding Young Banker of the Year by the South Carolina Bankers Association. He is the former President of the Spring Valley Rotary Club. He is a graduate of Leadership Columbia and the First Community Bank Leadership Institute.

John F. (Jack) Walker, IV, 59, has over 36 years of experience in the banking industry. Mr. Walker has served as executive vice president and chief credit officer of the company and the bank since August 2019. He joined the bank in September 2009 and previously held various credit administration roles. He also serves as a member of the bank’s Executive Leadership Team. From 2005 through 2009, he worked at NetBank Business Finance as a director of franchise/commercial credit. Prior to this, he was with SouthTrust Bank for five years as a senior vice president – commercial banking and for 11 years with SunTrust Bank as a first vice president. He earned a bachelor’s degree in computer science from Yale University. He is a graduate of the First Community Bank Leadership Institute.

Proposal No. 2

Non-Binding, Advisory Vote on Compensation of the Named Executive Officers

The rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enable our shareholders to vote to approve, on a non-binding basis, the compensation of our named executive officers. Accordingly, we are asking you to approve the compensation of our named executive officers, as described under “Director and Executive Officer Compensation,” including the tabular and narrative disclosures contained in this proxy statement. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this proxy statement in accordance with the applicable SEC compensation disclosure rules.

Therefore, our compensation programs are designed to reward our named executive officers for achieving strategic and operational goals and increasing shareholder value, while avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are aligned with the long-term interest of our shareholders.

This proposal, commonly known as a “Say-on-Pay” vote, allows shareholders to express their views on the compensation of our named executive officers, as disclosed in this proxy statement. This vote is advisory and will not be binding on us, the board of directors or the compensation committee. However, we will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors believes our compensation policies and procedures achieve this objective and, therefore, recommend shareholders vote “FOR” the proposal through the following resolution:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in our Proxy Statement for the 2025 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”

If a quorum is present, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

Proposal No. 3

Advisory, Non-Binding Vote on the Frequency of Approval of the Compensation of the Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide shareholders the opportunity to vote, on a non-binding, advisory basis, on how frequently we should conduct future Say-on-Pay votes. Shareholders may indicate whether they prefer that Say-on-Pay votes be held every year, every two years, or every three years. Shareholders may also choose to abstain from voting on this proposal.

At our last Say-on-Frequency vote in 2019, shareholders expressed a preference for holding Say-on-Pay votes every year. The board of directors has honored that preference by holding annual Say-on-Pay votes since that time and continues to believe that an annual vote remains appropriate. An annual vote provides shareholders with the opportunity to evaluate our executive compensation philosophy, policies, and practices on a regular basis, and to provide feedback on any changes that may occur year to year. Accordingly, the board recommends that shareholders vote in favor of conducting Say-on-Pay votes every year.

This vote is advisory in nature and, therefore, not binding on the company, the board of directors, or the compensation committee. However, the board and the compensation committee will carefully consider the outcome of this vote when determining the frequency of future Say-on-Pay votes. The board may determine that it is in the best interests of the company and its shareholders to hold Say-on-Pay votes more or less frequently than the frequency receiving the most shareholder votes.

The proxy card provides shareholders with four voting options: “1 year,” “2 years,” “3 years,” or “abstain.” Shareholders are not voting to approve or disapprove the board’s recommendation. If a quorum is present, the frequency that receives the greatest number of votes will be considered the shareholders’ recommendation. Abstentions, broker non-votes, and failure to return a signed proxy will have no effect on the outcome of the vote.

The board of directors recommends that shareholders vote for the option of “1 YEAR” as the preferred frequency for advisory votes on executive compensation.

Proposal No. 4

Approval of the First Community Corporation 2021 Omnibus Equity Incentive Plan, As Amended and Restated, to Increase the Number of Shares of Common Stock Authorized for Issuance under such plan by 450,000 Shares, from 225,000 Shares to 675,000 Shares

Overview

At the annual meeting, shareholders will be asked to vote on a proposal to approve the First Community Corporation 2021 Omnibus Equity Incentive Plan, as Amended and Restated (the “Restated Equity Incentive Plan”), which has been amended, subject to shareholder approval, to increase the number of authorized shares of common stock for issuance under the plan by 450,000 shares, from 225,000 shares to 675,000 shares. The Restated Equity Incentive Plan does not include any other amendments to the First Community Corporation 2021 Omnibus Equity Incentive Plan (the “2021 Equity Incentive Plan”), which was originally approved by our shareholders at our 2021 annual meeting of shareholders.

If the Restated Equity Incentive Plan is not approved by our shareholders, it will not be adopted, the shares available for issuance under the 2021 Equity Incentive Plan will not be increased and we will continue to operate under our existing 2021 Equity Incentive Plan.

Rationale for the Request for Additional Shares

The board of directors believes that the Restated Equity Incentive Plan is in the best interests of our shareholders and the Company, because equity awards provide a key compensation component to our executive officers and key employees, which helps to attract, retain and motivate key personnel, align employee and shareholder interests and link employee compensation to company performance. In order to give us the flexibility to continue to provide long-term incentive awards as a key component of our overall compensation program, the compensation committee has recommended to the board that we request our shareholders approve an additional 450,000 shares for issuance under the Restated Equity Incentive Plan. In the event the Restated Equity Incentive Plan is not approved and our existing plan ceases to have shares available to grant, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.

Historical Burn Rate

Basic burn rate, which is a measure of share utilization rate in equity compensation plans, is an important factor for investors concerned about shareholder dilution. Basic burn rate is defined as the gross number of equity-based awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year.

Equity Award Vehicle	2024	2023	2022	3-Yr Avg.
A. Full Value Awards(1)	48,891	37,160	33,036	39,696
B. Stock Options Granted	—	—	—	—
C. Total (A + B)	48,891	37,160	33,036	39,696

D. Weighted Average Common Shares Outstanding	7,632,021	7,593,730	7,565,542	7,597,097

E. Basic Burn Rate (C/D)	0.64%	0.49%	0.44%	0.52%

(1)	This includes restricted stock, time-based restricted stock units and performance-based restricted stock units (“PRSUs”). Amount shown for PRSUs assumes achievement at the target performance level. The range of PRSUs actually earned for the awards granted in 2023 and 2024 can be in the range of 0% of target for below threshold performance, 50% of target for threshold performance, 100% of target for target performance, 150% of target for stretch performance and 200% of target for maximum performance. The range of PRSUs actually earned for the awards granted in 2022 can be in the range of 0% of target for below threshold performance, 50% of target for threshold performance, 100% of target for target performance, and 150% of target for maximum performance. Actual performance between threshold, target, stretch (for 2023 and 2024 grants) and maximum performance levels will be interpolated to determine the amount of pro-rated payment based on relative achievement of the corporate performance metrics.

The performance-based restricted stock units granted in 2021 could have been earned from 0% to 150% of the number of units originally granted depending on satisfaction of the established performance conditions, and actually vested at a little over 125% of target upon achievement of performance goals determined by the compensation committee during such performance period. The performance-based restricted stock units granted in 2022 could have been earned from 0% to 150% of the number of units originally granted depending on satisfaction of the established performance conditions, and actually vested at 128.5% of target upon achievement of performance goals determined by the compensation committee during such performance period.

Our board of directors currently anticipates that, absent a strategic transaction, our burn rate will not exceed an average of 100,000 shares per year over the next three years. Based on the historical achievement of performance beyond the target threshold, the current range of our stock price, our current compensation practices, and our anticipated future awards, we are requesting authority to issue up to an additional 450,000 common shares pursuant to the Restated Equity Incentive Plan. We estimate this request will be sufficient for us to grant equity awards for approximately 4.5 years. However, our actual share usage and the sufficiency of the Restated Equity Incentive Plan’s share reserve may vary based on a number of factors, including the number of employees receiving equity awards, our price per common share, the methodology used to value and determine the size of equity awards, the mix of award types provided to participants, and regulatory guidance regarding incentive compensation. Accordingly, it is possible that the additional 450,000 shares requested under the Restated Equity Incentive Plan ultimately may provide a sufficient share reserve for a period that is either shorter or longer than 4.5 years. We believe that our requested number of common shares will give us the necessary flexibility to respond to these changes and other unanticipated circumstances that may arise during the life of the Restated Equity Incentive Plan.

Overhang

Basic and diluted overhang are a commonly used measures to assess the dilutive impact of equity programs such as the Restated Equity Incentive Plan. Basic and diluted overhang shows how much existing shareholder ownership would be diluted if all outstanding equity-based awards plus all remaining shares available for equity-based awards were introduced into the market. Basic overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted and the number of shares available under the proposed plan, divided by the total number of shares of common stock outstanding. Diluted overhang is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted plus the number of shares available under the proposed plan, divided by the total number of shares of common stock outstanding plus the number of equity-award shares available to be granted and the number of shares available under the proposed plan. The 501,122 shares subject to the Restated Equity Incentive Plan would bring our basic overhang to 8.06% and our diluted overhang to 7.45%. The table below provides updated overhang data as of March 14, 2025:

Outstanding Equity Awards	# of Shares
A. TRSUs(1)	41,782
B. PRSUs(2)	55,707
C. Restricted Stock(3)	19,318
D. Stock Options	—
E. Total (A + B + C + D)	116,807

Shares Available for Grant	# of Shares
F. 2021 Equity Incentive Plan	51,122
G. Additional Shares under Restated Equity Incentive Plan (if approved)	450,000
H. Total (F + G)	501,122

I. Total Grant Outstanding + Shares Available for Grant (E + H)	617,919

J. Common Shares Outstanding as of Record Date (3/14/2025)	7,671,056

K. Basic Overhang (I / J)	8.06%

L. Diluted Overhang (I / (I + J))	7.45%
(1)	Includes TRSUs granted to members of our executive leadership team.
(2)	Includes PRSUs granted to members of our executive leadership team. Amount shown for PRSUs assumes achievement at the target performance level. The range of PRSUs actually earned for the awards granted in 2023, 2024 and 2025 can be in the range of 0% of target for below threshold performance, 50% of target for threshold performance, 100% of target for target performance, 150% of target for stretch performance and 200% of target for maximum performance. Actual performance between threshold, target, stretch and maximum performance levels will be interpolated to determine the amount of pro-rated payment based on relative achievement of the corporate performance metrics.
(3)	Includes restricted stock awards granted to our non-employee directors and to our non-executive employees.

Corporate Governance Aspects of the Restated Equity Incentive Plan

The Board believes that the design of the Restated Equity Incentive Plan and the number of shares to be authorized for issuance thereunder are consistent with the interests of shareholders and good corporate governance practices. A summary of the material corporate governance aspects of the Restated Equity Incentive Plan is set forth below.

Significant Features	Description
Responsible Share Recycling:	The Restated Equity Incentive Plan contains responsible share recycling provisions:
• Any shares surrendered to pay the option exercise price or satisfy tax withholding, or repurchased by the company with option exercise proceeds, will not be added back (recycled) to the Restated Equity Incentive Plan.
• The Restated Equity Incentive Plan also provides that the gross number of stock appreciation rights (“SARs”) exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the Restated Equity Incentive Plan.
No Discounted Stock Options or SARs:	Stock options and SARs must have an exercise price equal to or greater than the fair market value of our common stock on the date of grant.
No Re-pricing of Stock Options or SARs:	Re-pricing stock options and SARs is prohibited without shareholder approval, including by exchange for cash or a new or different award type.
“Double-Trigger” Required for Vesting on Change of Control:	A change of control does not, by itself, automatically trigger full vesting of awards under the Restated Equity Incentive Plan. Continuing or replacement awards will retain pre-change of control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within twenty-four months of the change of control transaction (the occurrence of the “double trigger”).
Best Practice Treatment of Performance Share Awards on Change of Control:	In the event that performance share awards are not continued or replaced upon a change of control, those awards will vest and pay out based on the greater of (a) actual performance against the performance goals through the date of the change of control or (b) the applicable target level.
No Dividend Equivalents Distributed on Unvested Performance Awards:	The Restated Equity Incentive Plan prohibits (i) payment of dividends or dividend equivalents on stock options and SARs, (ii) payment of dividends on any restricted stock unless and until those shares are earned and vested, and (iii) dividend equivalents to be paid on restricted stock units unless and until those awards are earned and vested.
No Transferability:	All awards shall be nontransferable except by will or by the laws of descent and distribution.
Annual Limit on Awards to Directors:	The Restated Equity Incentive Plan maintains an annual limitation of $140,000 on the amount of cash compensation and the value of shares (determined on the date of grant) that may be subject to awards made to members of the board of directors for service as a non-employee director in any one calendar year.
Independent Committee Administration:	The Restated Equity Incentive Plan will be administered by a committee of the board of directors comprised entirely of independent directors.

Description of the Restated Equity Incentive Plan

The following is a description of the Restated Equity Incentive Plan. This description is qualified in its entirety by reference to the full text of the Restated Equity Incentive Plan, which is attached as Appendix A to this proposal and incorporated herein by reference.

General

Awards granted under the Restated Equity Incentive Plan may be in the form of non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, cash awards, other stock-based awards or any combination of those awards. The Restated Equity Incentive Plan provides that awards may be made under the Restated Equity Incentive Plan for ten years following the adoption of the Restated Equity Incentive Plan by the company’s board of directors.

Administration

Under the terms of the Restated Equity Incentive Plan, the Restated Equity Incentive Plan will be administered by the compensation committee of the board of directors or such other committee as the board of directors may designate (the “committee”). The committee will consist entirely of two or more “outside directors” who are “non-employee directors” as defined in Rule 16b-3 under the Exchange Act or such other rules, from time to time, to ensure that no transaction under the Restated Equity Incentive Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act. Under the terms of the Restated Equity Incentive Plan, the committee can make rules and regulations and establish such procedures for the administration of the Restated Equity Incentive Plan as it deems appropriate. Any determination made by the committee under the Restated Equity Incentive Plan will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Eligibility

The Restated Equity Incentive Plan provides for awards to the directors, officers, employees and consultants of the company and its subsidiaries and affiliates. As of the record date, there were approximately 10 non-employee directors, 51 employees (including eight executive officers), one retired, former executive officer serving as an advisor, and no consultants eligible to participate in the Restated Equity Incentive Plan. The company has traditionally not granted equity awards to consultants or advisors and has no current intention to do so.

Shares Available

The Restated Equity Incentive Plan provides that the aggregate number of shares of the company’s common stock available for delivery pursuant to awards granted under the Restated Equity Incentive Plan is 675,000 shares subject to adjustment in certain circumstances to prevent dilution or enlargement.

Shares underlying awards that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the Restated Equity Incentive Plan. Shares withheld by or delivered to the company to satisfy the exercise price of options or SARs or tax withholding obligations with respect to any award granted under the Restated Equity Incentive Plan will nonetheless be deemed to have been issued under the Restated Equity Incentive Plan. Shares purchased on the open market with the proceeds of the exercise price of an option shall not be available for issuance in connection with other awards under the Restated Equity Incentive Plan.

Stock Options

Subject to the terms and provisions of the Restated Equity Incentive Plan, options to purchase shares of company common stock may be granted to eligible individuals at any time and from time to time as determined by the committee. An option may be granted with or without a related SAR. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the Restated Equity Incentive Plan, the committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain, the vesting terms and such additional limitations, terms and conditions as the committee may determine.

The committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100% of the fair market value of a share of company common stock on the date of grant. As of the record date, the fair market value (as that term is defined under the Restated Equity Incentive Plan) of a share of company common stock was $22.45. All options granted under the Restated Equity Incentive Plan will expire no later than ten years from the date of grant. The methods of exercising an option granted under the Restated Equity Incentive Plan are set forth in the Restated Equity Incentive Plan. Stock options are nontransferable except by will or by the laws of descent and distribution. The granting of an option does not accord the recipient the rights of a shareholder, and such rights accrue only after the exercise of an option and the registration of shares of company common stock in the recipient’s name.

Stock Appreciation Rights

A SAR will entitle the holder to receive, with respect to each share of company common stock covered by the SAR, the amount by which the fair market value of one share of company common stock at the time of exercise exceeds the fair market value of one share of company common stock on the date of grant. A SAR may be granted with or without a related option. The exercise price of a SAR shall not be less than 100% of the fair market value of a share of company common stock on the date of grant. All SARs granted under the Restated Equity Incentive Plan will expire no later than ten years from the date of grant.

Each SAR will be evidenced by an award agreement that specifies the exercise price (or base price), the number of shares to which the SAR pertains and such additional limitations, terms and conditions as the committee may determine. The company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of company common stock, cash or a combination of common stock and cash as set forth in the award agreement relating to the SARs. The method of exercising a SAR granted under the Restated Equity Incentive Plan is set forth in the Restated Equity Incentive Plan. SARs are not transferable except by will or the laws of descent and distribution. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the committee may determine.

Restricted Stock

The Restated Equity Incentive Plan provides for the award of shares of company common stock that are subject to forfeiture and restrictions on transferability as set forth in the Restated Equity Incentive Plan and as may be otherwise determined by the committee. Each grant of restricted stock will be evidenced by an award agreement that specifies the number of shares of restricted stock and such additional limitations, terms and conditions as the committee may determine. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock. During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Restricted Stock Units

The Restated Equity Incentive Plan authorizes the committee to grant restricted stock units and deferred share rights. Restricted stock units and deferred share rights are not shares of company common stock and do not entitle the recipients to the rights of a shareholder. Each grant of restricted stock units will be evidenced by an award agreement that specifies the number of restricted stock units and such additional limitations, terms and conditions as the committee may determine. Restricted stock units granted under the Restated Equity Incentive Plan may or may not be subject to performance conditions. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the Restated Equity Incentive Plan prior to their vesting. Restricted stock units will be settled in cash or shares of company common stock, in an amount based on the fair market value of company common stock on the settlement date.

Cash Awards

The Restated Equity Incentive Plan provides for the award of cash awards on such terms and conditions determined by the committee, including, without limitation, performance goals that must be satisfied and the applicable performance period.

Other Stock-Based Awards

The Restated Equity Incentive Plan also provides for the award of shares of company common stock and other awards that are valued by reference to company common stock, including unrestricted stock, dividend equivalents and convertible debentures.

Performance Goals

The Restated Equity Incentive Plan provides that performance goals may be established by the committee in connection with the grant of any award under the Restated Equity Incentive Plan.

Change of Control

Unless otherwise determined by the committee, immediately prior to consummation of a change of control (as defined below) unless the award is replaced in the change of control transaction and unless otherwise provided in the award agreement, (a) all outstanding options and SARs will become fully vested and exercisable, (b) all restrictions on any restricted stock, restricted stock units, cash awards or other stock-based awards that are not subject to performance goals will lapse, and these awards will become free of all restrictions and become fully vested and transferable to the full extent of the original grant, and (c) all restrictions on any restricted stock, restricted stock units, cash awards or other stock-based awards that are subject to performance goals shall be deemed to be earned and payable in an amount equal to the full value of such performance-based award (with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) the level of achievement as determined by the committee not later than the date of the change of control, taking into account performance through the latest date preceding the change of control). With respect to awards that are replaced in the change of control transaction upon a termination of service of a participant by the company other than for cause or by the participant for good reason, within twenty-four months following a change of control, such replaced awards shall vest in full, be free of restrictions, and be deemed to be earned in full and with respect to awards subject to performance goals, unless otherwise agreed in connection with the change of control, at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the award as determined by the committee taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined. Under the Restated Equity Incentive Plan, a “change of control” will be deemed to have taken place if:

•	any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than certain customary exceptions)) becomes the beneficial owner of 30% or more of the combined voting power of the company’s then outstanding stock, excluding any person who acquires such beneficial ownership in connection with a merger, consolidation or other corporate transaction involving the company;

•	any merger, consolidation or other corporate transaction involving the company or any of its subsidiaries, a sale of all or substantially all of the assets of the company or the acquisition of assets or securities of another entity by the company or any of its subsidiaries, unless following the transaction all or substantially all of the beneficial owners of the company’s outstanding voting securities continue to own at least 50% of the combined voting power of the resulting entity and the individuals who comprise the company’s board of directors immediately prior the transaction constitute at least a majority of the board of directors of the company, the entity surviving such transaction or, if the company or the entity surviving such transaction is then a subsidiary, the ultimate parent thereof;

•	individuals who, as of the effective date of the Restated Equity Incentive Plan, constitute the company’s board of directors, otherwise referred to as the incumbent board, cease to constitute at least a majority of the company’s board of directors; provided that any individual becoming a director subsequent such effective date whose election, or nomination for election by the company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the company’s board of directors; and

•	shareholder approval of the complete liquidation or dissolution of the company.

Notwithstanding the foregoing, a change of control shall not be deemed to have occurred as a result of any transaction or series of integrated transactions immediately following which both (x) the record holders of the common stock of the company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns (directly or indirectly) all or substantially all of the assets of the company immediately following such transaction or series of transactions and (y) the individuals who comprise the board of directors immediately prior to such transaction or series of transactions constitute at least a majority of the board of directors of the entity which owns (directly or indirectly) all or substantially all of the assets of the company immediately following such transaction or series of transactions.

Amendment

The committee may amend, alter, or discontinue the Restated Equity Incentive Plan or an award, but no amendment, alteration or discontinuation will be made that materially impairs the rights of a participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of Internal Revenue Code, stock exchange rules or accounting rules. In addition, no such amendment will be made without the approval of the company’s shareholders (a) to decrease the exercise price of any stock option or SAR, or to take any other action that would be treated under applicable exchange listing standards or for accounting purposes as a repricing of such stock option or SAR, or (b) to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

Federal Income Tax Consequences

The following discussion briefly summarizes certain U.S. federal income tax consequences of awards under the Restated Equity Incentive Plan. The discussion is based upon current interpretations of the Internal Revenue Code, and the regulations promulgated thereunder as of such date. This summary describes the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options

A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the company generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code.

Incentive Stock Options

A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the company will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the company generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

SARs

A participant will not recognize taxable income at the time of grant of a SAR, and the company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and for the amount of cash paid by the company, and the company will generally be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code.

Restricted Stock

A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Restricted Stock Units

A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the company, and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Estimate of Plan Benefits

Because benefits under the Restated Equity Incentive Plan will depend on the compensation committee’s actions and the fair market value of our common stock at various future dates, the benefits payable under the Restated Equity Incentive Plan and the benefits that would have been payable had the Restated Equity Incentive Plan been in effect during the most recent fiscal year are not determinable.

For a table showing information related to securities authorized for issuance under our equity compensation plans as of December 31, 2024, see the Equity Compensation Plan Information table provided elsewhere in this proxy statement.

Vote Required

Approval of the Restated Equity Incentive Plan requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal.

The board of directors unanimously recommends that shareholders vote FOR the approval of the Restated Equity Incentive Plan.

Proposal No. 5

Ratification of Appointment of the Independent Registered Public Accounting Firm

On March 12, 2025, our Audit and Compliance Committee, which we refer to herein as the audit committee, of the board of directors appointed Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025. Although we are not required to seek shareholder ratification in the selection of our accountants, we believe obtaining shareholder ratification is desirable. If the shareholders do not ratify the appointment of Elliott Davis, LLC, the audit committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of our shareholders and the company. We expect that a representative of Elliott Davis, LLC will be available either in-person or via telephone during the meeting to respond to appropriate questions from shareholders. The representative will also have an opportunity to make a statement if he or she desires to do so.

If a quorum is present, this proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. Because this proposal is a “routine” matter, if you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. Abstentions and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter.

The board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025.

Proposal No. 6

Adjournment Proposal

A quorum is the number of shares that must be present, in person or by proxy, in order for business to be transacted at the annual meeting. Holders representing a majority of the outstanding shares of our common stock entitled to vote at the meeting are necessary to constitute a quorum. Shareholders who are present at the annual meeting in person or by proxy, including those who abstain, will be considered present and entitled to vote, and will count toward the establishment of a quorum. As noted earlier, broker non-votes, if any, will also be included for purposes of determining whether a quorum exists.

If a quorum is not present at the annual meeting, or if the number of shares of our common stock present in person or represented by proxy and voting in favor of Proposal No. 4 (the proposal related to the amended and restated equity plan) is insufficient to approve that proposal, our board of directors may move to adjourn, postpone, or continue the annual meeting to solicit additional proxies. In that event, shareholders would be asked to vote on this adjournment proposal and any other proposal described in this proxy statement for which sufficient votes for approval have not yet been received.

If you submit a proxy form without giving specific voting instructions, your shares will be voted as recommended by the board. However, if your proxy is marked “AGAINST” Proposal No. 4 (the proposal related to the amended and restated equity plan), your proxy will not be voted in favor of this adjournment proposal unless you specifically mark “FOR” on the adjournment proposal.

Because this proposal relates to a non-routine matter (the approval of the amended and restated equity plan), brokers do not have discretionary authority to vote your shares on this proposal if you do not provide voting instructions. Accordingly, if your shares are held in street name, it is important that you submit your voting instructions to ensure your shares are counted on this matter.

If a quorum is present, this proposal will be approved if the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” it. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote.

The board of directors unanimously recommends that shareholders vote “FOR” the adjournment proposal to grant the board discretionary authority to adjourn, postpone, or continue the annual meeting to solicit additional proxies.

CORPORATE GOVERNANCE

Introduction

Our directors meet regularly to review our operations and discuss our business plans and strategies. Our board of directors met 12 times during 2024. Each director attended at least 75% of the combined total of meetings of the board and meetings of each committee on which such director served during 2024. Neither our board nor the nominating committee has implemented a formal policy regarding director attendance at an annual meeting of shareholders. Although board members are encouraged to attend the annual shareholders meeting, we recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. Seven of our directors attended our 2024 Annual Meeting of Shareholders in person.

Director Independence

Under the rules of The Nasdaq Stock Market, which we refer to herein as Nasdaq, independent directors must constitute a majority of a listed company’s board of directors. A director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board has determined that a majority of its members are independent as defined by the listing standards of Nasdaq. Specifically, our board of directors has determined that the following directors are independent: Thomas C. Brown, C. Jimmy Chao, Jan H. Hollar, Ray E. Jones, W. James Kitchens, Jr., Mickey E. Layden, E. Leland Reynolds, Alexander Snipe, Jr., Jane S. Sosebee, and Roderick M. Todd, Jr. Michael C. Crapps and J. Ted Nissen are considered inside directors and, therefore, are not independent because of their employment as executive officers of the company.

In making the independence determinations, the board took into consideration (in addition to the factors that would trigger a disclosure requirement under Item 404) (i) real estate sales commissions paid pursuant to normal market terms totaling zero, zero and $32,600, in 2024, 2023 and 2022, respectively, to an entity in which Ms. Layden owns 9.8% of the equity interest and serves as the executive vice president and principal and (ii) loan inspection services fees paid pursuant to normal market terms totaling zero, $10,500 and $9,150, in 2024, 2023 and 2022, respectively, to an entity in which Ms. Layden owns 67% of the equity and serves as CEO and a member of the board of directors. In each case, the board determined that her interest in the transactions was financially de minimis and would not interfere with the exercise of her independent judgment in carrying out the responsibilities of a director.

Code of Business Conduct and Ethics

The board of directors has established a Code of Business Conduct and Ethics that applies to all directors, officers and employees, which may be found by clicking the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. The information on our website is not part of this proxy statement. We intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics. Shareholders may request a copy of the Code of Business Conduct and Ethics by written request directed to First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072.

Stock Ownership Guidelines

We have a stock ownership policy that requires (i) each member of our Executive Leadership Team, which includes our executive officers, to own a minimum of two times their annual base salary and (ii) directors, who were directors prior to February 21, 2023, to own a minimum of 10,000 shares of our common stock. Executive Leadership Team members are permitted to sell and or surrender up to 50 percent of vested stock awards primarily to satisfy tax withholding obligations on vested shares. Director deferred units held in our Amended and Restated Non-Employee Director Deferred Compensation Plan are included in such director’s ownership calculations. There is no period for either our Executive Leadership Team members or directors to achieve compliance; however, such covered persons may not sell our common stock until the applicable stock ownership threshold is satisfied.

Effective February 21, 2023, we approved the following stock ownership requirements applicable to new directors, on or after February 21, 2023: (i) own a minimum of 1,000 shares of our common stock; (ii) own a minimum of 5,000 shares of our common stock within five years of becoming a director (the “long-term ownership requirement”); and (iii) own a minimum of 10,000 shares of our common stock in order to sell our common stock. Any director deferred units held in our Amended and Restated Non-Employee Director Deferred Compensation Plan are included in such director’s ownership calculations. If a director does not meet the long-term ownership requirement, the director’s cash retainer will be deferred into share units under our Amended and Restated Non-Employee Director Deferred Compensation Plan until the long-term ownership requirement is met.

We monitor ownership levels and compliance on an ongoing basis by requiring Executive Leadership Team members and directors to receive pre-approval from the chief executive officer or chief financial officer prior to trading in our common stock.

Insider Trading Policies and Procedures

We have adopted a written insider trading policy (the “Insider Trading Policy”) that applies to the company, its directors, officers, and employees. The policy is designed to promote compliance with insider trading laws and applicable stock exchange rules. The policy prohibits the purchase or sale of the company’s securities by any covered person while in possession of material nonpublic information. It includes pre-clearance requirements for directors, executive officers, and certain other employees before engaging in any transaction involving company securities.

The policy establishes regular blackout periods around the release of earnings and other material financial information, during which trading is not permitted. It also restricts hedging, short sales, and pledging of company securities. Covered individuals are responsible for maintaining the confidentiality of nonpublic information and are prohibited from sharing such information with others who might trade on it (“tipping”). The policy also outlines pre-clearance procedures for the adoption and use of Rule 10b5-1 trading plans in accordance with SEC regulations.

The company believes this policy is reasonably designed to promote compliance with applicable insider trading laws, rules, and regulations, and to reinforce a culture of integrity and accountability with respect to the handling of material nonpublic information.

Prohibition on Short Sales, Hedging, and Pledging of Company Securities

We consider it improper and inappropriate for our directors, officers, and employees to engage in short-term or speculative transactions in the company’s securities, or in transactions that could result in inadvertent violations of insider trading laws. Accordingly, the Insider Trading Policy includes the following prohibitions:

•	Short Sales: Directors, officers, and employees are prohibited from engaging in short sales of the company’s securities, including transactions that involve selling securities not owned at the time of sale or not timely delivered in accordance with SEC rules. The Insider Trading Policy also addresses restrictions on certain options transactions that may be deemed short sales under Section 16(c) of the Exchange Act.
•	Hedging Transactions: Directors, officers, and employees are prohibited from entering into hedging or monetization transactions—such as zero-cost collars, forward sale contracts, or similar arrangements—that are designed to offset decreases in the market value of company securities. These transactions may misalign insider interests with those of shareholders by minimizing the economic risk of ownership.
•	Pledging and Margin Accounts: Directors, officers, and employees are prohibited from holding company securities in margin accounts or pledging them as collateral for loans. This restriction is intended to prevent the forced sale of securities at a time when the individual may possess material nonpublic information. An exception is provided for securities that were already held in a margin account or pledged as of the policy’s effective date of February 18, 2025.

These provisions are intended to align the interests of insiders with long-term shareholders and support compliance with applicable securities laws.

Clawback Policy

The compensation committee believes it is appropriate to adjust or recover incentive awards or payments in the event the financial reporting measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. As required under SEC and Nasdaq rules, our board of directors approved the Incentive Compensation Recovery Policy (the “Clawback Policy”) effective September 19, 2023. The Clawback Policy applies in the event that we are required to prepare an accounting restatement. In such event, the Company shall recover any awarded incentive compensation received by an executive officer during the three completed fiscal years immediately preceding the date of such restatement that exceeds the amount that would have been received if based on the restated amounts, without regard to taxes paid by the executive officer. We will not indemnify any executive officer against the loss of any incorrectly awarded or otherwise recouped incentive compensation. The obligation to recover such erroneously awarded compensation is not dependent on if or when the Company files restated financial statements with the SEC and does not require any finding of misconduct by an executive officer or such officer being found responsible for the accounting error leading to the accounting restatement.

Communications with the Board of Directors

Shareholders may communicate directly to our board of directors in writing by sending a letter to the board at: First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072. All letters directed to the board of directors will be received and processed by the corporate secretary and will be forwarded to the chairman of the nominating committee without any editing or screening.

Board Leadership Structure

We are focused on our corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors are independent. In addition, each member of our board of directors’ audit, compensation, and nominating committees are independent.

Our board of directors believes that it is preferable for one of our independent directors to serve as chairman of the board. Director C. Jimmy Chao was appointed to serve as chairman of our board on May 19, 2021. Mr. Chao served as vice chair of our board since May 2020 and has served as our director since our formation in 1994. We believe it is the chairman’s responsibility to guide the board as it provides leadership to our executive management while our chief executive officer manages the company. As directors continue to be faced with more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of chairman and chief executive officer. In making its decision to have an independent chairman, our board of directors considered the time and attention that Messrs. Crapps and Nissen are required to devote to managing our day-to-day operations. By having another director serve as chairman of our board of directors, Messrs. Crapps and Nissen are able to focus more of their attention on running the company and the bank. This will also ensure there is no duplication of effort between the chairman and the chief executive officer of the company and the chief executive officer of the bank. We believe this board leadership structure is appropriate in maximizing the effectiveness of board oversight and in providing perspective to our business that is independent from executive management.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding our assessment of risks and the adequacy and effectiveness of our internal control systems, as well as reviews reports through our Enterprise Risk Management process that include credit and market risk (including liquidity and interest rate risk) and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by the audit committee. The audit committee also receives reports from management addressing the most serious risks impacting our day-to-day operations. Our director of internal audit reports to the audit committee and meets with the audit committee in executive sessions as needed to discuss any potential risk or control issues involving management. The audit committee reports regularly to the full board of directors, which also considers our entire risk profile. The full board of directors focuses on certain significant risks facing the company and on certain aspects of our general risk management strategy. Management is responsible for the day-to-day risk management processes. Our board has appointed a chief risk officer responsible for the strategic management of compliance, operational, cyber, fraud and physical security. Our credit and balance sheet management risks are managed by our chief credit officer and chief financial officer, respectively. We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Our compensation committee is responsible for overseeing the management of risks related to our executive and non-executive compensation plans. Our nominating committee oversees the management of risk associated with the board, including independence, nomination and competence of the directors. Our loan committee is responsible for the oversight of the management of risks related to our loan portfolio. Our asset-liability committee is responsible for oversight of the management of risks associated with our policies and procedures related to all aspects of balance sheet management, including investment management, liquidity management, interest rate risk management, and capital management.

Cyber and Information Security. Cybersecurity risk management is led by our information security officer (“ISO”), who reports functionally to our board, administratively to our chief risk officer and works in coordination with our enterprise risk management and information technology departments. The ISO provides regular updates to our senior management and the audit committee of our board. We use a combination of internal assessments and third-party penetration testing to evaluate our cybersecurity risk posture. These assessments help identify potential vulnerabilities and inform our prioritization of mitigation efforts. As part of our incident response planning, we maintain and periodically update a formal cyber incident response plan, which is tested through tabletop exercises and simulation scenarios. These exercises involve representatives from key departments and are designed to assess our preparedness, validate response procedures, and identify areas for improvement.

With respect to cybersecurity, on a quarterly basis, our audit committee receives reports from management on cybersecurity risks and preparedness. Interim reports are to be produced in the case of any extraordinary events. While our audit committee, and the board of directors to which it reports, oversees our cybersecurity risk management, our management and information technology, and enterprise risk management departments, specifically our information security officer, are responsible for the day-to-day cybersecurity risk management processes. Threats from cyber-attacks are severe, attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Formal security awareness training is conducted regularly to increase overall employee awareness about cyber threats. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could experience a significant event in the future. We maintain a cyber insurance policy that is designed to reduce the risk of loss resulting from cyber security breaches. While we believe that our cybersecurity programs are appropriate and have been effective to prevent material incidents thus far, risks and exposures related to cybersecurity attacks are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of online banking, mobile banking and other technology-based products and services by us and our customers. As of the date of this proxy statement, we have not experienced any material cybersecurity incidents.

Environmental, Social and Governance (ESG). Our board of directors understands its role as stewards of long-term corporate performance, and that a board of directors has an important role to play in overseeing the company’s efforts to be aware of, and to navigate, the evolving risk and opportunities related to ESG matters. Our compensation committee annually reviews our compensation strategies, benefit plans including insurance and retirement and equity programs, and considers issues of fairness to employees and long-term sustainability of our business as part of their review. Our nominating committee reviews governance matters, is focused on diversity and considers diversity to be an important consideration as we seek to best understand how to effectively do business in and serve our community. Committees of the board of directors assist the board of directors in fulfilling its oversight responsibilities with respect to our development and implementation of corporate social responsibility initiatives, including those related to various ESG matters. In 2025, we will continue to evaluate ESG and respond as appropriate to evolving guidance and expectations.

We have a company-wide recycling program and encourage our employees to reduce, reuse and recycle waste. We also have a monthly service for commingled recycling pick up at many of our banking locations. Furthermore, we shred paper for security purposes, but it also has a positive impact on the environment. We have taken innovative steps to improve our energy usage by changing old light fixtures to LED light fixtures beginning in 2022. We plan to upgrade the energy efficiency of some of our locations each year until all of our locations have been upgraded.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of any registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on review of Forms 3, 4 and 5 and any representations made to us by the Section 16 reporting person, we believe that all such reports for these persons were filed in a timely fashion during 2024, except that our chief financial officer, D. Shawn Jordan, inadvertently failed to timely report one transaction on November 14, 2024. This transaction was subsequently reported on a Form 4 filed on November 21, 2024.

Committees of the Board

Our board of directors has an audit committee, a compensation committee, and a nominating committee. Each committee serves in a dual capacity as a committee of the company and of the bank.

Audit Committee

Our audit committee met five times in 2024. The following directors are members of our audit committee: Jane S. Sosebee (Chair), Jan H. Hollar, Ray E. Jones, and W. James Kitchens, Jr. Our board of directors has determined that all of these committee members are independent, as defined under the Nasdaq listing standards. Our board has also determined that Mr. Kitchens qualifies as an “audit committee financial expert” under SEC rules.

Our audit committee operates under a written charter adopted by the board of directors and is responsible for reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. Our audit committee approves the independent auditors, reviews and approves the auditor’s audit plans, and reviews with the independent auditors the results of the audit and management’s responses. The audit committee charter may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. The charter outlines the audit committee’s responsibilities for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts and may be amended by the board at any time. The audit committee reports its findings to our board of directors.

Compensation Committee

Our compensation committee met four times during 2024 and reviewed our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. The following directors are members of the compensation committee: Thomas C. Brown (Chair), Mickey E. Layden, E. Leland Reynolds, Alexander Snipe, Jr. and Roderick M. Todd, Jr. Our board of directors has evaluated the independence of the members of our compensation committee and has determined that each member of our compensation committee meets the definition of an “independent director” under Nasdaq standards and qualifies as a “non-employee director” under Rule 16b-3 under the Exchange Act.

Our compensation committee operates under a written charter adopted by the board of directors and is responsible for developing and making recommendations to the board with respect to our board and executive compensation policies and for the approval and administration of our existing and proposed board and executive compensation plans. The compensation committee charter may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com.

Our compensation committee is responsible for reviewing and recommending to the board of directors the compensation of directors and chief executive officers of the company and the bank. The compensation committee charter does not authorize the compensation committee to form and delegate its authority to subcommittees. Specifically, the compensation committee determines the contents of our board and executive compensation plans, authorizes the awards to be made pursuant to such plans and reviews and recommends annually all compensation decisions relating to our board and chief executive officer. The compensation committee annually reviews the other executive officers’ performance and base salary and incentive compensation plan, equity plans, and any special or supplemental benefits. The chief executive officer of the bank annually evaluates the performance of such other executive officers and reviews the compensation packages for each of them with the compensation committee. The compensation packages for the remaining non-executive employees are determined by individual supervisors in conjunction with the bank’s chief human resources officer and based on criteria included in the bank’s overall budget, which is approved annually by our board of directors.

The compensation committee has authority with respect to:

•	Annually reviewing the form and amount of director compensation and recommending compensation packages to the board.

•	Annually reviewing employee compensation strategies, benefit plans including insurance and retirement plans, and equity programs.

•	Approving officer title designations/promotions.

•	Appointing trustees to oversee our 401(k) plan.

•	Annually evaluating the chief executive officer of the company’s performance as it compares to our goals and objectives, providing feedback to him on his performance, and recommending to the board his compensation package, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits (during such voting and deliberations, the chief executive officer is not present).

•	Annually evaluating the chief executive officer of the bank’s performance as it compares to the bank’s goals and objectives, providing feedback to him on his performance, and recommending to the board his compensation package, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits (during such voting and deliberations, the chief executive officer is not present).

•	Annually reviewing the other executive officers’ performance and their individual compensation packages, including base salary level, incentive compensation plan, equity plans, and any special or supplemental benefits.

•	Reviewing and making recommendations to our board concerning employment agreements, severance agreements, change in control agreements, as well as any supplemental benefits.

•	Overseeing all incentive plans and considering methods of creating incentives for management to achieve sustained growth in earnings and shareholder value and the retention of key management personnel. This may include annual cash incentive plans, long-term incentive plans, equity plans, as well as any special supplemental benefits. The compensation committee makes a recommendation to the board concerning the design structure of such plans.

•	Ensuring that our incentive compensation programs do not encourage unnecessary and excessive risk taking that would threaten our value or the integrity of our financial reporting.

•	Retaining or obtaining the advice, if needed, of a compensation consultant, legal counsel or other advisor, after compliance with Nasdaq listing Rule 5605(d)(3).

•	Serving as the stock committee or stock sub-committee and, as such, approving awards under our stock option plan and other equity plans.

•	Approving our annual report on executive compensation and directors’ fees for inclusion in our proxy statement, if applicable.

•	Approving the annual committee report for inclusion in our proxy statement, if required.

•	Reporting annually to the board on succession planning for key positions, including the chief executive officer, executive leadership team members, director of mortgage banking, director of financial planning, BSA officer, compliance officer, and information security officer.

•	Reporting its activities and recommendations to the board of directors at any regular or special meeting of the board.

•	Annually reviewing its charter and presenting it to the board for approval.

Role of Our Compensation Consultant

We periodically engage an external national compensation consulting firm to provide independent compensation consulting services regarding our director and executive management compensation. In 2022, our compensation committee engaged Blanchard Consulting Group to conduct this independent external review of board and executive compensation. Blanchard Consulting Group reported directly to the compensation committee and assisted with accumulation and analysis of updated peer data. It is anticipated that we will engage an external compensation consulting firm approximately every three years.

Blanchard Consulting Group is available to the compensation committee and the executive vice president of human resources for ongoing consultation relative to compensation issues.

Compensation Committee’s Relationship with its Independent Compensation Consultant

Our compensation committee considered the independence of Blanchard Consulting Group in accordance with SEC rules and Nasdaq listing standards. In selecting these consultants the following factors were considered: (1) other services provided to us by the company; (2) fees paid by us as a percentage of the company’s total revenue; (3) policies or procedures maintained by the company that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors and a member of the compensation committee; (5) any company stock owned by the senior advisors; and (6) any business or personal relationships between our executive officers and the senior advisors. Our compensation committee discussed these considerations and concluded that the work performed by the company and its senior advisors involved in the engagements did not raise any conflict of interest.

Selected Peer Review and Compensation Committee Functions

A primary role of the compensation committee is to analyze the competitiveness of, and the structure and amounts of annual base salary, annual cash awards and long-term equity awards, where applicable, to be paid to our executives. The compensation committee also structures and monitors our equity-based compensation plans and employment agreements with its executive officers which include, among other things, provisions relating to executives in the event of a change in control of the company. In order to gauge the competitiveness of our executive compensation level, the compensation committee may analyze market data regarding annual base salary, annual cash bonus awards and long-term equity incentive awards paid by certain companies in what the compensation committee considers the company’s “primary competitor group.”

For their external compensation review of board and executive compensation conducted in 2022, Blanchard Consulting Group recommended using a peer group comprised of publicly traded banks with assets sizes between $1 billion and $3 billion as of December 31, 2021 who are located in the Southeastern U.S. including Alabama, Georgia, Kentucky, North Carolina, South Carolina, Tennessee, and Virginia.

Auburn National Bancorporation, Inc. (AUBN)	Limestone Bancorp, Inc. (LMST)
Blue Ridge Bankshares, Inc. (BRBS)	MainStreet Bancshares, Inc. (MNSB)
C&F Financial Corporation (CFFI)	National Bankshares, Inc. (NKSH)
Colony Bankcorp, Inc. (CBAN)	Old Point Financial Corporation (OPOF)
Eagle Financial Services, Inc. (EFSI)	Peoples Bancorp of North Carolina, Inc. (PEBK)
F & M Bank Corp. (FMBM)	River Financial Corporation (RVRF)
First National Corporation (FXNC)	Security Federal Corporation (SFDL)
FVCBankcorp, Inc. (FVCB)	Southern First Bancshares, Inc. (SFST)
GrandSouth Bancorporation (GRRB)	Southern States Bancshares, Inc. (SSBK)
John Marshall Bancorp, Inc. (JMSB)	Virginia National Bankshares Corporation (VABK)

The peer data was reviewed and, with respect to each of the top executive officer positions, compared for the scope of responsibilities of the position within the company to the equivalent responsibilities of positions within the companies included in the survey data. The compensation committee then compared our compensation and benefits practices with those of the banks included in the survey data and took the results into account when establishing compensation guidelines and recommendations for executives in establishing compensation for bank executives. In determining each executive’s base salary and annual cash bonus opportunity, the compensation committee considered those two elements together, as well as other factors, in order to set an appropriate level of total annual cash compensation. In general, the compensation committee seeks to give each executive the opportunity to earn an annual cash bonus that, if earned and when combined with the executive’s base salary, would result in total annual cash compensation to the executive that is competitive with the market data provided by the surveys. Consideration of compensation structures among the selected primary competitor group was only one of the tools used by the compensation committee to assess competitive compensation and to determine appropriate compensation amounts and structures for the company’s executive officers. In order to attract, retain and incentivize executive officers of the company, the compensation committee may, in its discretion and judgment, determine that it is in the best interest of the company to negotiate compensation packages that vary significantly from the compensation levels and incentive structures offered by competitors. Total compensation for executives is targeted to be between the 45th and 90th percentile of market when compared to peer banking organizations.

For peer comparison metrics in the cash and equity incentive plans, the company uses a peer index of ½ to 1 ½ times the company’s asset size for publicly traded banks located in the Southeastern U.S. Data is compiled from S&P Capital IQ Pro based on the 2024 filings as reported by each peer group institution. For year-end 2024, the peer group was established as of December 31, 2023 and that index included the following banks:

Auburn National Bancorporation, Inc. (AUBN)	MainStreet Bancshares, Inc. (MNSB)
Bank of the James Financial Group, Inc. (BOTJ)	Morris State Bancshares, Inc. (MBLU)
BankFirst Capital Corporation (BFCC)	Mountain Commerce Bancorp, Inc. (MCBI)
BayFirst Financial Corp. (BAFN)	National Bankshares, Inc. (NKSH)
C&F Financial Corporation (CFFI)	NewtekOne, Inc. (NEWT)
Chesapeake Financial Shares, Inc. (CPKF)	Oakworkth Capital Inc. (OAKC)
Citizens Bancorp Investment, Inc. (CBTN)	Old Point Financial Corporation (OPOF)
Citizens Holding Company (CIZN)	Peoples Bancorp of North Carolina, Inc. (PEBK)
CNB Corp (CNBW)	Pinnacle Bankshares Corporation (PPBN)
CoastalSouth Bancshares, Inc. (COSO)	PB Financial Corporation (PBNC)
Dogwood State Bank (DSBX)	Skyline Bankshares, Inc. (SLBK)
Eagle Financial Services, Inc. (EFSI)	South Atlantic Bancshares, Inc. (SABK)
F & M Bank Corp. (FMBM)	Southern States Bancshares, Inc. (SSBK)
First IC Corporation (FIEB)	United Bancorporation of Alabama, Inc. (UBAB)
First National Corporation (FXNC)	USCB Financial Holdings, Inc. (USCB)
First US Bancshares, Inc. (FUSB)	Uwharrie Capital Corp (UWHR)
Freedom Financial Holdings, Inc. (FDVA)	Virginia National Bankshares Corporation (VABK)
FVCBankcorp, Inc. (FVCB)	White River Bancshares Company (WRIV)
John Marshall Bancorp, Inc. (JMSB)

Nomination and Corporate Governance Committee

The nominating committee met four times during 2024. The following directors are members of our nominating committee: Roderick M. Todd, Jr. (Chair), E. Leland Reynolds, Alexander Snipe, Jr., and Jane S. Sosebee. Our board of directors has determined that all of these committee members are independent, as contemplated in the listing standards of Nasdaq.

The board of directors has adopted a nominating committee charter, which may be found by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com. The charter provides that the responsibilities of the committee include:

•	reviewing the qualifications and independence of the members of the board and its various committee assignments;

•	evaluating incumbent directors in determining consideration for re-election;

•	recommending board nominees for election;

•	providing guidance on board and corporate governance issues; and

•	considering director candidates recommended by shareholders who submit nominations in accordance with our bylaws.

Shareholders who submit candidates for nomination must deliver nominations in writing to our corporate secretary no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to our bylaws.

The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, disability, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves our needs and the interests of our shareholders.

In evaluating such director recommendations, the nominating committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our board of directors. Under these criteria, members of the board of directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards, and broad experience at the policy-making level in business, government, education, technology or public interest. Directors should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of our shareholders.

The nominating committee uses a variety of methods for identifying and evaluating nominees for director. The nominating committee regularly assesses the appropriate size of the board of directors, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated, or otherwise arise, the nominating committee considers various potential candidates for director. Candidates may come to their attention through current members of the board, shareholders, or other persons. These candidates are evaluated at regular or special meetings of the board and may be considered at any point during the year. The nominating committee considers properly submitted shareholder recommendations for candidates. In evaluating such recommendations, the nominating committee uses the qualifications and standards discussed above, and it seeks to achieve a balance of knowledge, experience and capability on the board of directors.

Report of the Audit Committee

Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with accounting principles generally accepted in the U.S. and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In this context, the audit committee has met and held discussions with management and Elliott Davis, LLC, our independent auditors. In discharging its oversight responsibility as to the audit process, the audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditors their independence from the company and its management. The audit committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of our internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The audit committee reviewed both with the independent and internal auditors their audit plans, audit scope and identification of audit risks.

The audit committee reviewed and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The audit committee also discussed the results of the internal audit examinations.

The committee reviewed and discussed the audited consolidated financial statements of the company as of and for the year ended December 31, 2024 with management and the independent auditors.

Based on the above-mentioned review and discussions with management and the independent auditors, the audit committee recommended to the board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC. On March 12, 2025, the committee appointed Elliott Davis, LLC as our independent auditors for 2025.

The report of the audit committee is included herein at the direction of its members: Ms. Sosebee (Chair), Ms. Hollar, Mr. Jones, and Mr. Kitchens.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

General Compensation Philosophy

Our compensation committee has determined that we, as a performance-driven business, should reward financial results with appropriate compensation. The compensation committee’s strategy for carrying out this philosophy is to link executive compensation with our financial performance and, at the same time, to be sensitive to external market factors, which might affect such performance but be outside the control of the company’s executives. The compensation committee recognizes the importance of maintaining compensation and benefits at competitive levels designed to attract and retain talented executives. The compensation committee has typically included annual equity award grants as an element of executive compensation and may consider implementation of additional equity award grants in the future as a component of executive compensation. The compensation committee believes that equity-based compensation aligns the long-term interests of employees with those of our shareholders. In determining whether to make equity award grants in the future, the compensation committee will consider the recommendations of the chief executive officer regarding the granting of equity awards for our key executives, other than our chief executive officer. In determining appropriate equity-based compensation awards for our executives, the compensation committee anticipates that it will generally focus on our current and future performance, the current and future performance and achievements of our executives, and the executives’ present and potential future contribution to our success.

Executive Compensation

The following table shows the compensation we paid for the years ended December 31, 2024 and 2023 to our principal executive officer and the two most highly compensated other executive officers who were serving as executive officers at the year end of 2024, which we refer to herein as our named executive officers.

Summary Compensation Table

							Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name & Principal		Salary	Bonus	Awards(1)(2)	Awards	Compensation(3)	Earnings(4)	Compensation(5)	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Michael C. Crapps,	2024	521,400	—	175,471	—	213,965	52,820	16,399	980,055
President and Chief	2023	501,347	—	168,722	—	78,680	126,952	15,799	891,500
Executive Officer

J. Ted Nissen, Executive	2024	425,000	—	113,750	—	174,406	51,940	16,398	781,494
Vice President and Chief	2023	325,000	—	101,920	—	51,005	50,645	15,798	544,368
Banking Officer

D. Shawn Jordan,	2024	276,000	—	92,750	—	113,261	33,693	13,145	528,849
Executive Vice President
and Chief Financial
Officer(6)

(1)	This amount represents the grant date fair value of equity awards in accordance with FASB ASC Topic 718. The grant date fair value per share of the equity awards shown above equals $17.97 and $20.29 in 2024 and 2023, respectively. See discussion of assumptions used in the valuation of the equity awards in Note 18, “Stock Options, Restricted Stock, Restricted Stock Units, and Deferred Compensation” in the “Notes to Consolidated Financial Statements” included within the Annual Report on Form 10-K for the year ended December 31, 2024. For a discussion of the awards granted in 2023, see “Long-term Equity Compensation Awards,” below.
(2)	The fair value of the time-based restricted stock units received in 2024 by each named executive officer as of the grant date is as follows: Mr. Crapps, $75,202; Mr. Nissen, $48,750; and Mr. Jordan, $39,750. The fair value of the performance-based restricted stock units received in 2024 by each named executive officer as of the grant date, assuming the target payout is as follows: Mr. Crapps, $100,269; Mr. Nissen, $65,000; and Mr. Jordan, $53,000; and assuming maximum performance is achieved, the grant date fair value would be: Mr. Crapps, $200,539; Mr. Nissen, $130,000; and Mr. Jordan, $106,000.
(3)	This amount represents the total cash payout under the terms of our 2024 Management Incentive Plan for Key Executives. See “Annual Cash Incentive Awards—Performance-Based Annual Cash Incentive Awards” below for a description of how our compensation committee determined the incentive payments awarded to our named executive officers in 2024.
(4)	This amount reflects the change in the present value of benefits attributable to named executive officers for the applicable compensation, as calculated under non-qualified retirement benefit plans. No above-market or preferential earnings were credited during the year.

(5)	The amount for all Other Compensation includes the following:

		401(k) Match	Country Club Dues	Life Insurance Premiums	Total
Michael C. Crapps	2024	$13,800	$1,320	$1,279	$16,399
	2023	$13,200	$1,320	$1,279	$15,799
J. Ted Nissen	2024	$13,800	$1,320	$1,278	$16,398
	2023	$13,200	$1,320	$1,278	$15,798
D. Shawn Jordan	2024	$10,967	$900	$1,278	$13,145

(6)	Mr. Jordan qualified as a named executive officer in 2024 and 2022, but not for 2023.

Annual Cash Incentive Awards

Performance-Based Annual Cash Incentive Awards

Our compensation committee adopted the 2024 Management Incentive Plan for Key Executives to provide for the payment of cash bonuses to our named executive officers upon our achievement of pre-established performance criteria. The plan was designed to be consistent with our philosophy that executive compensation should be linked with our financial performance. To trigger any payout, we must achieve at least 80% of budgeted net core income for the year and maintain an internal soundness measure that is based on a regulatory rating. Both requirements were met in 2024. Upon meeting certain goals for efficiency ratio (core), net interest income, loan portfolio growth, total customer deposit growth and a modifier based on return on average assets, the executive officers are eligible to receive, as a percentage of their respective base salary, a 15% cash payout at the threshold level, a 30% cash payout at the target level, a 45% cash payout at the stretch level and a 60% cash payout at the maximum level. Payouts are pro-rated if actual results fall between the threshold, target, stretch and maximum levels.

The following sets forth the pre-established performance goals for which the annual cash incentive awards for the year ended December 31, 2024 were based:

	Weight	Threshold	Target	Stretch	Maximum	Actual Earned	Actual Performance
All Named Executive Officers’ – Total Opportunity as a Percentage of Base Salary		15%	30%	45%	60%	41.04%
Efficiency ratio (core)(1)	20%	105% of Budget	Budget	95% of Budget	90% of Budget		96.36% of Budget
Net interest income(1)	30%	95% of Budget	Budget	105% of Budget	110% of Budget		104.68% of Budget
Loan portfolio growth(1)	20%	95% of Budget	Budget	105% of Budget	110% of Budget		97.10% of Budget
Total customer deposit growth(1)(2)	30%	95% of Budget	Budget	105% of Budget	110% of Budget		113.13% of Budget
Modifier: return on average assets(3)		75% at 0 to 25th percentile	100% at 50th percentile	N/A	125% at 75th+ percentile		94% based on 44th percentile

(1)	Based on internal 2024 Budget.
(2)	Total customer deposits include total deposits less brokered certificates of deposits plus cash management repurchase agreements.

(3)	Performance compared to an index of banks from publicly traded peer banks with an asset size of ½ to 1 ½ of the company’s asset size located in the Southeastern U.S. Data is compiled from S&P Capital IQ Pro based on the 2024 filings as reported by each peer group institution. At December 31, 2024, the index of peer banks used for the performance-based annual incentive compensation awards included the following banks:

Auburn National Bancorporation, Inc. (AUBN)	MainStreet Bancshares, Inc. (MNSB)
Bank of the James Financial Group, Inc. (BOTJ)	Morris State Bancshares, Inc. (MBLU)
BankFirst Capital Corporation (BFCC)	Mountain Commerce Bancorp, Inc. (MCBI)
BayFirst Financial Corp. (BAFN)	National Bankshares, Inc. (NKSH)
C&F Financial Corporation (CFFI)	NewtekOne, Inc. (NEWT)
Chesapeake Financial Shares, Inc. (CPKF)	Oakworkth Capital Inc. (OAKC)
Citizens Bancorp Investment, Inc. (CBTN)	Old Point Financial Corporation (OPOF)
Citizens Holding Company (CIZN)	Peoples Bancorp of North Carolina, Inc. (PEBK)
CNB Corp (CNBW)	Pinnacle Bankshares Corporation (PPBN)
CoastalSouth Bancshares, Inc. (COSO)	PB Financial Corporation (PBNC)
Dogwood State Bank (DSBX)	Skyline Bankshares, Inc. (SLBK)
Eagle Financial Services, Inc. (EFSI)	South Atlantic Bancshares, Inc. (SABK)
F & M Bank Corp. (FMBM)	Southern States Bancshares, Inc. (SSBK)
First IC Corporation (FIEB)	United Bancorporation of Alabama, Inc. (UBAB)
First National Corporation (FXNC)	USCB Financial Holdings, Inc. (USCB)
First US Bancshares, Inc. (FUSB)	Uwharrie Capital Corp (UWHR)
Freedom Financial Holdings, Inc. (FDVA)	Virginia National Bankshares Corporation (VABK)
FVCBankcorp, Inc. (FVCB)	White River Bancshares Company (WRIV)
John Marshall Bancorp, Inc. (JMSB)

Actual cash incentive payout amounts are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table included elsewhere in this proxy statement.

The size of the total potential bonus pool available under the plan increased as our profitability increased, subject to the maximum aggregate cash bonus amount of $2,093,250 to all executive officers including the named executive officers. The maximum aggregate cash bonus amount is based on 15% of net income.

Long-Term Equity Compensation Awards

Our compensation committee believes that the primary benefit to the company of long-term awards is to align the interests of named executive officers with those of our shareholders by motivating executives to increase shareholder value and supporting executive retention. The committee accomplishes this through the grant of time-based and performance-based restricted stock and restricted stock unit awards. Under our equity incentive award plan, we also may grant awards in the form of other equity and performance-based incentives, as may be deemed appropriate by the compensation committee from time to time. The compensation committee retains discretion to modify or cancel payouts or vesting schedules under the plan, including the ability to alter vesting dates for restricted stock awards.

On February 20, 2024, the compensation committee, in its discretion, granted the following time-based restricted stock units (“TRSUs”) and performance-based restricted stock units (“PRSUs”) to the named executive officers. The grant date fair values of the equity awards are disclosed below and in the Summary Compensation Table included elsewhere in this proxy statement. The compensation committee did not grant any restricted stock awards to the named executive officers in 2024 and 2023.

		TRSUs	PRSUs	Total
	Grant Date	(#)	(#)(1)	($)
Michael C. Crapps	02/20/2024	4,185	5,580	175,471
	02/21/2023	3,564	4,752	168,722
J. Ted Nissen	02/20/2024	2,713	3,617	113,750
	02/21/2023	2,153	2,870	101,920
D. Shawn Jordan	02/20/2024	2,212	2,949	92,750

(1)	Amount shown is the target amount of each award. The range of PRSUs actually earned for the awards granted on February 20, 2024 can be in the range of 0% of target for below threshold performance, 50% of target for threshold performance, 100% of target for target performance, 150% of target for stretch performance and 200% of target for maximum performance. The range of PRSUs actually earned for the awards granted on February 21, 2023 can be in the range of 0% of target for below threshold performance, 50% of target for threshold performance, 100% of target for target performance, 150% of target for stretch performance and 200% of target for maximum performance. Actual performance between threshold, target, stretch and maximum performance levels will be interpolated to determine the amount of pro-rated payment based on relative achievement of the corporate performance metrics.

2024 and 2023 TRSUs Granted. The TRSUs cliff vest at the end of three years from the grant date.

2024 and 2023 PRSUs Granted. Under the terms of the PRSU agreement, the PRSUs will vest at the end of the three-year performance period based on our achievement of performance goals determined by the compensation committee during the performance period at a threshold, target, stretch and maximum performance level, with accelerated vesting in certain circumstances, if (1) the bank has achieved an internal soundness measure that is based on a regulatory rating, (2) we have achieved at least 80% of budgeted net core income in each calendar year during the performance period, and (3) the named executive officer remains employed with the us through the applicable performance vesting date. The performance metrics selected by the compensation committee for the above-referenced awards are as follows:

•	total shareholder return measured relative to the combined average of the Nasdaq Bank Index (CBNK) and Dow Jones U.S. Micro Cap Banks Index (collectively, the “Index”), with the starting price of a share of our common stock as the closing price on the last business day immediately preceding the start of the applicable performance period and the ending share price as the closing price of a share of our common stock on the last day of the applicable performance period,
•	return on average equity, averaged over the 12 calendar quarters of the applicable performance period, which is then compared to the return on average equity, for the applicable quarters, to an index of publicly traded peer banks with an asset size of ½ to 1½ of the company’s asset size located in the Southeastern U.S., as recommended by our compensation consultant, and
•	non-performing assets, as of the end of each applicable quarter, averaged over the 12 calendar quarters of the applicable performance period, which is then compared to the non-performing assets as a percentage of total assets, for the applicable quarters, to an index of publicly traded peer banks with an asset size of ½ to 1½ of the company’s asset size located in the Southeastern U.S., as recommended by our compensation consultant.

The February 20, 2024 awards are based on a measurement period that began January 1, 2024 and ends December 31, 2026 and the February 21, 2023 awards are based on a measurement period that began January 1, 2023 and ends December 31, 2025. For return on average equity and non-performing assets, the data is compiled from S&P Capital IQ Pro as reported by each peer group institution.

Results of 2022 PRSU Awards. The final performance period for our 2022 PRSUs ended on December 31, 2024. Under the terms of the PRSU agreement, the PRSUs vested on February 18, 2025, the date the compensation committee certified the results, based on our achievement of performance goals determined by the compensation committee during such performance period at a threshold, target and maximum performance level, if (1) the bank has achieved an internal soundness measure that is based on a regulatory rating, (2) we have achieved at least 80% of budgeted net core income in each calendar year during the performance period, and (3) the named executive officer continues to be employed with the us through the applicable performance vesting date. The range of PRSUs actually earned can be in the range of 0% of target for below threshold performance, 50% of target for threshold performance, 100% of target for target performance, to 150% of target for maximum performance. Payouts are pro-rated if actual results fall between the threshold, target and maximum levels. The performance metrics, weight and relative goals are disclosed in the below table, along with the actual performance.

Conditions to Vesting of the 2022 PRSUs Awards	Achieved
Achievement of Internal Soundness Measure Based on Regulatory Rating	Yes
Achieved at least 80% of budgeted net core income in each calendar year during the performance period	Yes

2022 PRSUs Awards Performance Metrics	Weight (%)	Threshold	Target	Maximum	Actual Performance
All Named Executive Officers’ – Total Opportunity as Percentage of Base Salary		7.50%	15.00%	22.50%	19.275%
Total Shareholder Return(1)	33.33%	75% of Index	Index	125% of Index	601.68% of Index
Return on Average Equity(2)	33.33%	30th Percentile	50th Percentile	75th Percentile	45th Percentile
Non-Performing Assets(3)	33.33%	30th Percentile	50th Percentile	75th Percentile	74th Percentile
(1)	Total Shareholder Return was measured relative to the Index, with the starting price of a share of our common stock as the closing price on the last business day immediately preceding the start of the applicable performance period and the ending share price as the closing price of a share of our common stock on the last day of the applicable performance period.
(2)	Return on Average Equity was averaged over the 12 calendar quarters of the applicable performance period, which is then compared to the return on average equity, for the applicable quarters, to an index of publicly traded peer banks with an asset size of ½ to 1½ of the company’s asset size located in the Southeastern U.S., as recommended by our compensation consultant in 2021.
(3)	Non-Performing Assets was measured as of the end of each applicable quarter, averaged over the 12 calendar quarters of the applicable performance period, which is then compared to the non-performing assets as a percentage of total assets, for the applicable quarters, to an index of publicly traded peer banks with an asset size of ½ to 1 ½ of the company’s asset size located in the Southeastern U.S., as recommended by our compensation consultant in 2021.

Payment of the earned portion of the 2022 PSUs occurred on February 18, 2025, the date the compensation committee certified the performance results, and were as follows:

Named Executive Officer	2022 Earned PRSUs
Michael C. Crapps	4,289
J. Ted Nissen	2,579
D. Shawn Jordan	2,256

Named Executive Officer Employment Agreements

Chief Executive Officer

Michael C. Crapps. On December 8, 2015, we entered into an amended and restated employment agreement with Mr. Crapps, current president and chief executive officer of the company. The parties entered into the amended and restated employment agreement to amend Mr. Crapps’ existing employment agreement to ensure documentary compliance with Section 409A of the Internal Revenue Code.

Unless terminated earlier according to provisions in the employment agreement, the agreement provides a three-year term of employment and at the end of each day during the term of employment the term of the agreement is automatically extended for an additional day so that the remaining term continues to be three years, except that either party can give the other party written notice of and fix the term to a finite term of three years from the date of the written notice.

The base salary for Mr. Crapps is subject to annual review by our board of directors and may be increased. Under his agreement, Mr. Crapps is eligible to receive bonuses if he meets the goals set forth annually for him by our long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.

Mr. Crapps is provided with a country club membership as well as a life insurance policy for the benefit of his spouse and heirs. Mr. Crapps is also entitled to participation in our retirement, health, welfare and other benefit plans and programs applicable to employees generally or to senior executives.

The employment agreement provides that, if we terminate Mr. Crapps’ employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination, we will pay Mr. Crapps compensation in an amount equal to twice the amount of his then current monthly base salary and thereafter on the first day of the month for the next 22 months compensation in an amount equal to 100% of his then current monthly base salary, plus any bonus earned or accrued through the date of termination.

The employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

Payments to our Chief Executive Officer upon a Change in Control

•	After a change in control and regardless of whether Mr. Crapps remains employed by the company or its successor, we will pay Mr. Crapps an amount equal to three times the then current annual base salary as well as any bonus earned through the date of change in control, and we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

•	If Mr. Crapps’ employment is terminated without cause within two years following a change in control:

o	Mr. Crapps may continue participation in our group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If Mr. Crapps elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, we will pay Mr. Crapps compensation in an amount equal to six times the amount of the initial monthly portion of our share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when Mr. Crapps is offered Affordable Care Act compliant group health coverage from a subsequent employer, and

o	To the extent that “portable” life insurance coverage is offered under our life insurance programs and after such termination Mr. Crapps continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, we will reimburse the life insurance premiums paid by Mr. Crapps with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.

In the event that our independent accountants acting as our auditors on the date of a change in control determine that the payments provided for in the employment agreement constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then the compensation payable under the employment agreement will be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to Mr. Crapps without his compensation being treated as “excess parachute payments” under Section 280G.

Other Named Executive Officers

J. Ted Nissen and D. Shawn Jordan. On July 1, 2024, we entered into an amended and restated employment agreement with J. Ted Nissen, current executive vice president and chief banking officer of the company and president and chief executive officer of the bank. Mr. Nissen entered into the amended and restated employment agreement to amend his existing employment agreement due our previously referenced leadership transition in which Mr. Nissen assumed the additional responsibility of chief executive officer of our bank. On November 12, 2019, we entered into an employment agreement with D. Shawn Jordan, executive vice president and chief financial officer of the company and the bank.

J. Ted Nissen. On July 1, 2024, we entered into an amended and restated employment agreement with J. Ted Nissen, current executive vice president and chief banking officer of the company and president and chief executive officer of the bank. Mr. Nissen entered into the amended and restated employment agreement to amend his existing employment agreement due our previously referenced leadership transition in which Mr. Nissen assumed the additional responsibility of chief executive officer of our bank.

Unless terminated earlier according to provisions in the employment agreement, the agreement provides a three-year term of employment and at the end of each day during the term of employment the term of the agreement is automatically extended for an additional day so that the remaining term continues to be three years, except that either party can give the other party written notice of and fix the term to a finite term of three years from the date of the written notice.

The base salary for Mr. Nissen is subject to annual review by our board of directors and may be increased. Under his agreement, Mr. Nissen is eligible to receive bonuses if he meets the goals set forth annually for him by our long-term equity incentive program and for the grant of stock options, restricted stock and other similar awards.

Mr. Nissen is provided with a country club membership as well as a life insurance policy for the benefit of his spouse and heirs. Mr. Nissen is also entitled to participation in our retirement, health, welfare and other benefit plans and programs applicable to employees generally or to senior executives.

The employment agreement provides that, if we terminate Mr. Nissen’s employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination, we will pay Mr. Nissen compensation in an amount equal to twice the amount of his then current monthly base salary and thereafter on the first day of the month for the next 22 months compensation in an amount equal to 100% of his then current monthly base salary, plus any bonus earned or accrued through the date of termination.

The employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the two years thereafter, as well as a provision relating to the protection of confidential information.

Payments to Mr. Nissen upon a Change in Control

•	If Nissen’s employment is terminated by the employer without cause or by Mr. Nissen for good reason upon or during the two years following a change in control (a “Qualifying Termination”), we will pay Mr. Nissen an amount equal to three times the then current annual base salary as well as any bonus earned through the Qualifying Termination, and we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately.
•	If Mr. Nissen’s employment is terminated without cause within two years following a change in control:

o	Mr. Nissen may continue participation in our group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). If Mr. Nissen elects COBRA coverage for group health coverage, he will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, we will pay Mr. Nissen compensation in an amount equal to six times the amount of the initial monthly portion of our share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when Mr. Nissen is offered Affordable Care Act compliant group health coverage from a subsequent employer, and

o	To the extent that “portable” life insurance coverage is offered under our life insurance programs and after such termination Mr. Nissen continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, we will reimburse the life insurance premiums paid by Mr. Nissen with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.

In the event that our independent accountants acting as our auditors on the date of a change in control determine that the payments provided for in the employment agreement constitute “excess parachute payments” under Section 280G of the Internal Revenue Code, then the compensation payable under the employment agreement will be reduced to an amount the value of which is $1.00 less than the maximum amount that could be paid to Mr. Nissen without his compensation being treated as “excess parachute payments” under Section 280G.

D. Shawn Jordan. On November 12, 2019, we entered into an employment agreement with D. Shawn Jordan, executive vice president and chief financial officer of the company and the bank.

Mr. Jordan’s employment agreement provides for an initial term of three years, to be extended automatically each day for an additional day so that the remaining term of the agreement will continue to be three years. The term may be fixed at three years without extension by notice of either party to the other. Mr. Jordan’s employment agreement provides for an annual salary that is reviewed annually and may be increased from time to time. Mr. Jordan is eligible to receive annual payments based upon achievement criteria established by the board of directors.

Mr. Jordan’s employment agreement provides that, if we terminate Mr. Jordan’s employment without cause, subject to the possibility of a six-month delay, on the 60th day after the date of termination, we will pay Mr. Jordan compensation in an amount equal to twice the amount of Mr. Jordan’s then current monthly base salary and thereafter on the first day of the month for the next 10 months compensation in an amount equal to 100% of Mr. Jordan’s then current monthly base salary, plus any bonus earned or accrued through the date of termination. Mr. Jordan’s employment agreement contains provisions relating to non-solicitation of customers and personnel and non-competition during the term of employment and the 12 months thereafter, as well as a provision relating to the protection of confidential information.

Payments to Mr. Jordan upon a Change in Control

Under Mr. Jordan’s employment agreement,

•	if Mr. Jordan’s employment is terminated by the employer without cause or by Mr. Jordan for good reason upon or during the two years following a change in control (a “Qualifying Termination”), we will pay Mr. Jordan an amount equal to two times the then current annual base salary as well as any bonus earned through the Qualifying Termination, and we will remove any restrictions on outstanding incentive awards so that all such awards vest immediately.

Under Mr. Jordan’s employment agreement,

•	if Mr. Jordan’s employment is terminated without cause within two years following a change in control:

o	Mr. Jordan may continue participation in our group health plan pursuant to COBRA. If Mr. Jordan elects COBRA coverage for group health coverage, Mr. Jordan will be obligated to pay only the portion of the full COBRA cost of the coverage equal to an active employee’s share of premiums for coverage for the respective plan year and, on the 60th day after the date of termination following a change in control, the company will pay Mr. Jordan compensation in an amount equal to six times the amount of the initial monthly portion of our share of such COBRA premiums; provided, however, that such benefits will be eliminated if and when the executive is offered Affordable Care Act compliant group health coverage from a subsequent employer, and

o	to the extent that “portable” life insurance coverage is offered under our life insurance programs and after such termination Mr. Jordan continues to pay for “portable” life insurance coverage that was provided by the company immediately prior to such termination, we will reimburse the life insurance premiums paid by Mr. Jordan with respect to such life insurance coverage with respect to the two-year period ending immediately after such termination.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the number of shares covered by both exercisable and non-exercisable options and stock awards owned by the individuals named in the Summary Compensation Table as of December 31, 2024, as well as the related exercise prices and expiration dates. Options and stock awards are granted pursuant to our equity incentive plan.

Outstanding Equity Awards at December 31, 2024

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(3)
Michael C. Crapps	—	—	—	—	—	11,087	266,088	14,621	350,904
J. Ted Nissen	—	—	—	—	—	6,873	164,952	9,066	217,584
D. Shawn Jordan	—	—	—	—	—	5,838	140,112	7,699	184,776

(1)	There were no restricted stock awards granted to named executive officers in 2024 and 2023. However, restricted stock awards were granted to named executive officers prior to 2022 and cliff vest over a three-year period. There were no TRSUs granted to named executive officers prior to 2021. The TRSU awards granted in 2024 and 2023 cliff vest over a three-year period. The following restricted stock awards or restricted stock units vested (or will vest) on February 17, 2025, February 21, 2026 and February 20, 2027, respectively: Mr. Crapps; 3,338, 3,564 and 4,185; Mr. Nissen; 2,007, 2,153 and 2,713; and Mr. Jordan; 1,756, 1,870 and 2,212.
(2)	Amounts are based upon the adjusted closing price of our common stock on December 31, 2024 (the last trading day of the year) of $24.00 per share.
(3)	Represents PRSUs that are subject to the achievement of pre-established performance targets and the officer’s continued service through the vesting date. Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis. PRSUs that do not vest will be forfeited. The number of unearned PRSUs reported assumes the units are earned and vested on a one-for-one basis (representing satisfaction of corporate performance goals at the target performance level) except for the 2022 PRSUs, which are reported based on the actual performance achieved at 128.5%, which is equivalent to 19.275% of base salary. These 2022 PRSUs vested on February 18, 2025. See the description of our performance and satisfaction of the performance measures for the 2022 PRSUs in the “Director and Executive Officer Compensation – Long-Term Equity Compensation Awards - Results of 2022 PRSU Awards” above for more details.

Option Exercises and Stock Vested

The following table provides information concerning stock awards that vested in 2024 for our named executive officers. There were no stock options exercised by any named executive officers during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael C. Crapps	—	—	8,606	144,233
J. Ted Nissen	—	—	4,996	83,731
D. Shawn Jordan	—	—	4,516	75,686

(1)	The amounts reported in this column were calculated using the per share closing price of our common stock on the vesting date of the awards.

Equity Compensation Plan Information

The following table contains certain information as of December 31, 2024, relating to securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (c) (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	102,302	n/a	105,913	(2)
Equity compensation plans not approved by security holders	n/a	n/a	—
Total	102,302	n/a	105,913	(2)

(1)	Column (a) consists of shares of our common stock issuable upon vesting of restricted stock and restricted stock units, including 14,294 shares of restricted stock, 39,395 TRSUs and 48,613 PRSUs at the target payout (with a maximum payout of 91,361 PRSUs) issued under our 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) as of December 31, 2024. Restricted stock units are settled for shares of our common stock on a one-for-one basis. For awards granted after January 1, 2023, the PRSUs have a payout range from 0% of target for below threshold performance, 50% of target for threshold performance, 100% of target for target performance, 150% of target for stretch performance and 200% of target for maximum performance; payouts are pro-rated if actual results fall between the threshold, target, stretch, and maximum levels. PRSUs are reported in column (a) assuming achievement at the target performance level. Restricted stock units have no exercise price and, therefore, have no weighted-average exercise price to report in column (b). Column (c) consists of shares reserved for future issuance under our 2021 Plan.

(2)	The number of shares in this column were calculated as follows:

First Community Corporation 2021 Omnibus Equity Incentive Plan
(In shares / units)

Initial reserve – May 19, 2021	225,000
Shares / units granted
Time-based restricted stock units – officer	(39,395)
Performance-based restricted stock units – officer(a)	(48,613)
Restricted stock – officer	(2,666)
Restricted stock – director	(28,413)
Remaining reserve – December 31, 2024	105,913

(a)	Performance-based restricted stock units are initially granted and expensed at target levels. The target level at December 31, 2024 was 48,613. However, the maximum potential payout is 91,361 shares.

Certain Retirement and Salary Continuation Benefits

We have established the First Community Bank, Profit Sharing Plan, a qualified 401(k) defined contribution plan, pursuant to which we make matching and discretionary contributions on behalf of each of the executive officers. We also maintain and pay premiums on behalf of each executive officer under a life insurance plan and provide partial payment of premiums for medical benefits if the executive officer so elects.

We have entered into salary continuation agreements with executives Crapps, Nissen and Jordan. The salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the executives, commencing at the specified normal retirement age and payable in monthly installments for a prescribed number of years.

Each executive will receive this benefit if the executive’s employment is terminated following a change in control (as defined in each executive’s employment agreement). If the executive dies after a separation of service but before the executive’s annual supplemental benefit commences, the executive’s benefit will be paid to the executive’s beneficiaries, beginning with the month following the bank’s receipt of a copy of the executive’s death certificate. If the executive dies after the executive’s benefit has commenced, the remaining benefits will be paid to the executive’s beneficiaries at the same time and in the same amounts that would have been distributed to the executive had the executive survived. If the executive dies during active service, 100% of the executive’s accrual balance (as defined in the salary continuation agreement) will be paid in a lump sum to the executive’s beneficiaries.

If the executive experiences a disability that results in a separation of service prior to the normal retirement age, the executive will be entitled to 100% of the executive’s accrual balance determined as of the end of the plan year preceding termination.

If the executive is terminated without cause (as defined in the executive’s employment agreement), the executive is entitled to 100% of his accrual balance determined as of the end of the plan year preceding such termination. This benefit is determined by vesting the executive in 10% of the accrual balance at the end of the first plan year, and an additional 10% of such amount at the end of each succeeding year thereafter until the executive becomes 100% vested in the accrual balance.

To offset the annual expense accruals for the benefits payable to the executives under the salary continuation agreements, the bank acquired bank-owned life insurance (“BOLI”). It is anticipated that the BOLI will provide full cost recovery of the benefits paid to the executives under the salary continuation agreements upon their deaths.

The foregoing summary of the material features of the salary continuation agreements for executives Crapps, Nissen and Jordan is qualified in its entirety by reference to the provisions of the agreements, the form of which is attached as Exhibit 10.2 to our Annual Report on Form 10-K filed with the SEC on March 14, 2025. See also the discussion under “Named Executive Officer Employment Agreements” in this proxy statement.

Pay Versus Performance

The following table sets forth information concerning the compensation of our chief executive officer, or “CEO,” and, on an average basis, the compensation of our Non-CEO named executive officers, or “Non-CEO NEOs,” for each of the fiscal years ending December 31, 2024, 2023 and 2022, as such compensation relates to our financial performance for each such fiscal year.

Year	Summary Compensation Table for CEO[1] ($)	Compensation Actually Paid to CEO[1,2] ($)	Average Summary Compensation Table Total for Non-CEO NEOs[1] ($)	Average Compensation Actually Paid to Non-CEO NEOs[1,3] ($)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)[4]	Net Income ($ in thousands)
2024	980,055	1,134,850	655,172	743,351	125.12	13,955
2023	891,500	893,256	494,245	495,626	109.04	11,843
2022	910,988	929,148	485,621	486,697	107.71	14,613

[1]	For the years 2024 and 2022 in the above table, the CEO is Michael C. Crapps, president and chief executive officer, and the Non-CEO NEOs are J. Ted Nissen, executive vice president and chief banking officer, and D. Shawn Jordan, executive vice president and chief financial officer. For the years 2023 in the above table, the CEO is Michael C. Crapps, president and chief executive officer, and the Non-CEO NEOs are J. Ted Nissen, executive vice president and chief banking officer, and Tanya A. Butts, former executive vice president and chief operations/risk officer.
[2]	This column represents the “compensation actually paid” to our CEO for each year, determined by starting with the amount set forth in the Summary Compensation Table (“SCT”) in the column entitled “Total Compensation” for the applicable year and adjusting that amount as follows (totaling $154,795, $1,756 and $18,160 for the years 2024, 2023 and 2022, respectively):
-	Increase for fair value of awards granted during year that remain unvested as of year-end
o	2024 = $58,888
o	2023 = $8,847
o	2022 = $6,409
-	Increase / decrease for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end
o	2024 = $46,949
o	2023 = ($5,153)
o	2022 = $13,151
-	Increase / decrease for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year
o	2024 = $48,958
o	2023 = ($1,938)
o	2022 = ($1,400)
[3]	This column represents the “compensation actually paid” to our Non-CEO NEOs for each year, determined by starting with the amount set forth in the SCT in the column entitled “Total Compensation” for the applicable year (and taking the average of those amounts for the non-CEO NEOs) and adjusting that amount as follows (totaling $88,179, $1,381 and $1,076 for the years 2024, 2023 and 2022, respectively):
-	Increase for fair value of awards granted during year that remain unvested as of year-end
o	2024 = $34,642
o	2023 = $4,845
o	2022 = $3,622
-	Increase / decrease for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end
o	2024 = $26,484
o	2023 = ($675)
o	2022 = $5,315

-	Increase / decrease for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during year
o	2024 = $27,053
o	2023 = ($2,789)
o	2022 = ($7,861)
[4]	Total Shareholder Return assumes $100 was invested in our common stock on December 31, 2021 and assumes the reinvestment of all cash dividends prior to any tax effect and retention of all stock dividends.

Relationship Between Pay and Performance

The relationship between compensation actually paid to our CEO and the average of the compensation actually paid to our other non-CEO NEOs and the performance measures shown in the table above is described in further detail below. As illustrated below, the compensation actually paid to our CEO and the other non-CEO NEOs, as calculated in accordance with the SEC requirements, has trended with mixed results over the full three-year period between the performance measures of net income and TSR disclosed in the table above.

Compared to 2023, our 2024 net income increased 17.8% while our compensation actually paid to our CEO increased congruently 27.0% and the average compensation actually paid to our non-CEO NEOs increased congruently 50.0%. The increase in our non-CEO NEOs compensation in 2024 was affected by the previously announced leadership transition in which J. Ted Nissen assumed the additional role of chief executive officer of our bank effective July 1, 2024. Compared to 2022, our 2023 net income declined 19.0% while the compensation actually paid to our CEO declined congruently 3.9% but the average compensation actually paid to our non-CEO NEOs increased incongruently 1.8%. Compared to 2021, our 2022 net income declined 5.5% while the compensation actually paid to our CEO declined congruently 6.5% and the average compensation actually paid to our non-CEO NEOs declined congruently 6.0%.

Our TSR increased to $125.12 in 2024 from $109.04 in 2023 and from $107.71 in 2022 while the compensation actually paid to our CEO increased congruently 27.0% in 2024 and declined incongruously 3.9% in 2023 and 6.5% in 2022; and the average compensation actually paid to our non-CEO NEOs increased congruently 50.0% in 2024 and 1.8% in 2023. However, the average compensation actually paid to our non-CEO NEOs declined incongruously 6.0% in 2022. In addition to our financial performance, we also evaluate all elements of our NEO compensation based on qualitative factors and an evaluation of competitive compensation levels with other comparable institutions.

Relationship Between Compensation Actually Paid and Our TSR

The graph below shows the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs and our TSR.

Relationship Between Compensation Actually Paid and Our Net Income

The graph below shows the relationship between the compensation actually paid to our CEO and the average compensation actually paid to our non-CEO NEOs and our net income.

Director Compensation

During the year ended December 31, 2024, the chairman of the board received a $14,500 retainer and $1,350 for attendance at each board meeting while chairs of the ALCO committee, the audit committee, the compensation committee and the nominating committee received $11,500 as an annual retainer and the chair of the loan committee received $13,500 as an annual retainer. The remaining outside directors received a retainer in the amount of $9,500. Outside directors, excluding the chairman of the board, received fees of $1,000 for attendance at each board meeting and $500 for attendance at each committee meeting except for members of the audit committee who received $750 for each audit committee meeting. Messrs. Crapps and Nissen, as employees of the company, do not receive any director compensation. They are not listed in the following table because their compensation as named executive officers is described elsewhere in this proxy statement.

The following is a summary of the compensation paid to directors (other than Messrs. Crapps and Nissen) for 2024.

Director*	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas C. Brown	26,000	21,995	—	—	—	—	47,995
C. Jimmy Chao	36,700	21,995	—	—	—	—	58,695
Jan H. Hollar	26,500	21,995	—	—	—	—	48,495
Ray E. Jones	29,500	21,995	—	—	—	—	51,495
W. James Kitchens, Jr.	29,500	21,995	—	—	—	—	51,495
Mickey E. Layden	27,500	21,995	—	—	—	—	49,495
E. Leland Reynolds	30,000	21,995	—	—	—	—	51,495
Alexander Snipe, Jr.	35,000	21,995	—	—	—	—	56,995
Jane S. Sosebee	29,500	21,995	—	—	—	—	51,495
Roderick M. Todd, Jr.	29,500	21,995	—	—	—	—	51,495

*	There were no outstanding stock options held by our directors at December 31, 2024.
(1)	We have implemented a director deferred compensation plan whereby the director can elect to defer all or any part of any annual retainer or monthly meeting fee payable to the director in respect of the following calendar year for service on the board of directors or a committee of the board. The director receives units of common stock for the amounts deferred under the plan, and the units can be exchanged for common stock when the director retires. The amounts reflected in this column include the 2024 deferred amounts.
(2)	On February 20, 2024, each non-employee director was granted 1,224 shares of restricted stock as part of the overall board compensation plan. The shares were valued at $17.97 per share and were unvested as of December 31, 2024. The shares fully vested on January 1, 2025. The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718.

The following table summarizes the fee amounts deferred for each director electing all or partial deferral.

Name	Fees Deferred and Dividend Allocation ($)(1)	Accumulated Share Units (#)(2)	Accumulated Share Units Since Inception(3)
Thomas C. Brown	30,380	1,646	7,379
C. Jimmy Chao	63,852	3,391	48,510
W. James Kitchens, Jr.	5,650	296	9,913
Alexander Snipe, Jr.	59,376	3,162	43,588

(1)	The “Fees Deferred and Dividend Allocation” column reflects the amount of deferred fees for the year ended December 31, 2024 and dividend allocations on the accumulated share units. Under our Non-Employee Director Deferred Compensation Plan, as amended and restated effective as of January 1, 2021, a director may elect to defer all or any part of annual retainer and monthly meeting fees payable with respect to service on the board of directors or a committee of the board. Units of common stock are credited to the director’s account as of the last day of such calendar quarter during which the compensation is earned. Furthermore, dividend allocations on the accumulated share units are credited to the director’s account on the company’s common stock dividend payable dates. The non-employee director’s account balance is distributed by issuance of common stock within 30 days following such director’s separation from service from the board of directors.
(2)	The amounts reflected in the “Accumulated Share Units” column reflect the number of units of common stock accumulated during the year ended December 31, 2024, including dividend allocations.
(3)	The amounts reflected in the “Accumulated Share Units Since Inception” column reflect the number of units of common stock accumulated since the director began deferring annual retainer and monthly board and committee fees, including dividend allocations. In general, the director’s vested account balance will be distributed in a lump sum of our common stock on the 30th day following cessation of service from the board, including cessation of service as a result of death or disability.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of March 27, 2025 for (i) each director and nominee, (ii) each holder of 5.0% or greater of our common stock, (iii) our named executive officers, and (iv) all executive officers and incumbent directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of First Community Corporation, 5455 Sunset Boulevard, Lexington, South Carolina, 29072.

Name	Shares of Common Stock Owned(1)*	Right to Acquire(2)*	% of Beneficial Ownership(3)
Named Executive Officers
Michael C. Crapps(4)	79,899	—	1.04%
J. Ted Nissen	35,205	—	0.46%
D. Shawn Jordan	7,858	—	0.10%
Directors and Director Nominees
Thomas C. Brown	31,944	7,379	0.51%
C. Jimmy Chao(5)	51,464	48,510	1.29%
Jan H. Hollar	7,423	—	0.10%
Ray E. Jones	3,601	—	0.05%
W. James Kitchens, Jr.(6)	26,436	9,913	0.47%
Mickey E. Layden	8,315	—	0.11%
E. Leland Reynolds	29,023	—	0.38%
Alexander Snipe, Jr.(7)	12,245	43,588	0.72%
Jane S. Sosebee(8)	8,869	—	0.12%
Roderick M. Todd, Jr.	13,545	—	0.18%
All executive officers and directors as a group (18 persons)(3)	351,470	109,390	5.92%
Greater than 5% Shareholders
None(9)	—	—	—
*	For purposes of the tabular disclosure above, all fractional shares have been rounded down to the nearest whole share.
(1)	Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock beneficially owned.
(2)	No executive officer has the right to acquire additional shares of our common stock within 60 days of March 27, 2025. However, with respect to certain directors, accumulated share units under our Amended and Restated Non-Employee Director Deferred Compensation Plan are distributed in our common stock within 30 days following such director’s separation from service from the board of directors.
(3)	For each individual, this percentage is determined by assuming the named person exercises all rights with respect to our common stock within 60 days of March 27, 2025 which he or she has the right to acquire within 60 days, but that no other person exercises any such rights with respect to our common stock. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all rights with respect to our common stock which he or she has the right to acquire within 60 days, but that no other persons exercise any such right. The calculations are based on 7,681,600 shares of common stock outstanding on March 27, 2025.
(4)	Includes 9,805 shares held indirectly by Mr. Crapps’ spouse.
(5)	Includes 42,983 shares held indirectly by Yuhjen Jane Chao Family Trust.

(6)	Includes 9,223 shares held indirectly by Kitchens Family Investments, LLC and 6,044 shares held indirectly by Kitchens Trust Investments, LLC. Also, includes 465 shares held indirectly by Charitable Contribution Fund, Inc., which is a 501(c)(3) non-profit organization. Mr. Kitchens disclaims any pecuniary interest in Charitable Contribution Fund, Inc.; however, he may direct the voting and disposition of these shares.
(7)	Includes 3,927 shares held indirectly by Glory Communications, Inc. Mr. Snipe owns 100% of Glory Communications, Inc. and serves as its President and CEO.
(8)	Includes 95 shares held indirectly by Ms. Sosebee’s spouse.
(9)	Based on information available to us, including SEC filings and Nasdaq data, we believe that no shareholder beneficially owned 5% or more of our outstanding common stock as of March 27, 2025.

Certain Relationships and Related Party Transactions

Statement of Policy Regarding Transactions with Related Persons

Our bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. To our knowledge, these loans were made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to the bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The aggregate dollar amount of loans outstanding to directors and executive officers of the bank was approximately $1.1 million at December 31, 2023 and $453,931 at December 31, 2024.

Review of Related Party Transactions

We have adopted a Code of Business Conduct and Ethics that contains written procedures for our audit committee (or another independent body of the board of the directors) to follow when reviewing transactions between the company and its directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the bank to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Code of Business Conduct and Ethics may be found on our website by clicking on the link for “Investors” under the “About” tab on our website at www.firstcommunitysc.com.

Employment of Related Persons

Manning C. Crapps is employed with the bank’s financial planning and investment advisory division, First Community Financial Consultants, as an investment officer and financial consultant. He receives compensation based on a commission structure that also applies to other investment officers and financial consultants employed by the First Community Financial Consultants division. He is the son of our director and president and chief executive officer, Michael C. Crapps, and received total compensation of approximately $261,819 in 2024 and approximately $208,444 in 2023.

Annual Questionnaires

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our nominating committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors’ and officers’ questionnaires, and our board of directors makes a formal determination regarding each director’s independence under Nasdaq listing standards and applicable SEC rules.

Independent Registered Public Accountants

We selected Elliott Davis, LLC, to serve as our independent registered public accounting firm for the year ending December 31, 2024. A representative of Elliott Davis, LLC, is expected to be available either in-person, by telephone, or by Microsoft Teams at our annual meeting and will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

Audit and Related Fees

The following table shows the fees payable in the years ended December 31, 2024 and 2023 to Elliott Davis, LLC:

	2024	2023
Audit Fees(1)	$312,988	$221,000
Audit-Related Fees(2)	50,000	39,000
Tax Fees(3)	47,400	56,645
All Other Fees(4)	—	—
Total	$410,388	$316,645

(1)	Audit Fees consisted primarily of the audit of our annual consolidated financial statements, for reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q and for consent and comfort on a filed Form S-3 registration statement.
(2)	Audit Related Fees for 2024 and 2023 consisted primarily of procedures related to offering documents, the audit of our 401(k) plan, HUD compliance audit, and miscellaneous accounting and research discussions.
(3)	Tax Fees. This category includes the aggregate fees billed for services related to corporate tax compliance, as well as counsel and advisory services.
(4)	All Other Fees. Elliott Davis, LLC did not bill us for any other services for 2024 and 2023.

Oversight of Accountants; Approval of Accounting Fees

Under the provisions of its charter, the audit committee is responsible for the retention, compensation, and oversight of the work of the independent auditors. The committee reviews any proposed services to ensure that securities laws do not prohibit them and approves the scope of all services prior to being performed. All of the accounting services and fees reflected in the table above have been reviewed and approved by the audit committee, and individuals who were not employees of the independent auditor performed none of the services.

Pre-Approval Policy

Our audit committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General. The audit committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditors provide the audit committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal are reviewed with the internal auditor, the audit committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the audit committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in connection with the independent auditor’s engagement letter for the applicable year must be specifically pre-approved by the audit committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Exchange Act. The audit committee must specifically pre-approve any proposed services that exceed pre-approved cost levels. All services provided by Elliott Davis, LLC, and all fees related thereto, were approved pursuant to the pre-approval policy.

Tax Services. The audit committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

Shareholder Proposals for the 2026 Annual Meeting of Shareholders

Any shareholder of the company desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 in our proxy statement for action at the 2026 annual meeting of shareholders must deliver the proposal to the executive offices of the company no later than December 12, 2025, unless the date of the 2026 annual meeting of shareholders is more than 30 days before or after May 21, 2026, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2026 proxy statement.

Under our bylaws, shareholder proposals not intended for inclusion in our 2026 proxy statement pursuant to Rule 14a-8 but intended to be raised at the 2026 annual meeting of shareholders, including nominations for election of director(s) other than the board’s nominees, must be received no later than 90 days in advance of the 2026 annual meeting of shareholders and must comply with the procedural, informational and other requirements outlined in our bylaws.

Our 2024 Annual Report on Form 10-K

Included with these proxy materials is a copy of our 2024 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Requests should be mailed to First Community Corporation, Attention: Corporate Secretary, 5455 Sunset Blvd., Lexington, South Carolina 29072.

Appendix A

FIRST COMMUNITY CORPORATION

2021 OMNIBUS EQUITY INCENTIVE PLAN

Adopted By Shareholders on May 19, 2021

Amended and Restated on May [•], 2025

ARTICLE I

PURPOSE

This Plan has been established to attract, retain and motivate directors, officers, employees, consultants and advisors of the Company and its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries by enabling such individuals to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders.

ARTICLE II

DEFINITIONS

2.1	“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award issued to such Participant.
2.2	“Applicable Exchange” means the Nasdaq Capital Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.
2.3	“Award” means, individually or collectively, any Incentive Stock Option, Non-Qualified Stock Option, SAR, Restricted Stock Award, Restricted Stock Unit Award, Cash Award or Other Stock-Based Award granted pursuant to the terms of this Plan.
2.4	“Board” means the board of directors of the Company.
2.5	“Cash Award” has the meaning set forth in Article X of this Plan.
2.6	“Cause” means, unless otherwise provided in an Agreement, (a) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (b) if there is no such Individual Agreement or if it does not define Cause:

(i) the commission by the Participant of an act of fraud, embezzlement, theft or proven dishonesty, or any other illegal act or practice (whether or not resulting in criminal prosecution or conviction), or any act or practice which the Committee shall, in good faith, deem to have resulted in the Participant becoming unbondable under the Company’s or the Subsidiary’s fidelity bond;

(ii) the willful engaging by the Participant in misconduct which is deemed by the Committee, in good faith, to be materially injurious to the Company or any Subsidiary, monetarily or otherwise, including, but not limited to, improperly disclosing trade secrets or other confidential or sensitive business information and data about the Company or any Subsidiary and competing with the Company or its Subsidiaries, or soliciting employees, consultants or customers of the Company or any Subsidiary in violation of law or any employment or other agreement to which the Participant is a party; or

(iii) the willful and continued failure or habitual neglect by the Participant to perform his or her duties with the Company or the Subsidiary substantially in accordance with the operating and personnel policies and procedures of the Company or the Subsidiary generally applicable to all their employees.

A-1

For purposes of this Plan, no act or failure to act by the Participant shall be deemed be “willful” unless done or omitted to be done by Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company and/or the Subsidiary.

“Cause” under either (i), (ii) or (iii) shall be determined by the Committee. Notwithstanding the general rule of Section 3.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

2.7	“Change of Control” means the first to occur of the following:

(i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any Subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any Subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who acquires such beneficial ownership in connection with a transaction described in clause (v) below;

(ii) any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company;

(iii) individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iv) all or substantially all of the assets of the Company are sold, transferred or distributed; or

(v) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), in each case, with respect to which either

(1) the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or the entity surviving such Transaction (or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof) in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction, or

(2) the individuals who comprise the Board immediately prior thereto do not constitute at least a majority of the board of directors of the Company, the entity surviving such transaction or, if the Company or the entity surviving such Transaction is then a subsidiary, the ultimate parent thereof.

A-2

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which both (x) the record holders of the Common Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (y) the individuals who comprise the Board immediately prior to such transaction or series of transactions constitute at least a majority of the board of directors of the entity which owns (directly or indirectly) all or substantially all of the assets of the Company immediately following such transaction or series of transactions. In addition, for any Award that constitutes deferred compensation under Section 409A of the Code, a Change of Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code.

2.8	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
2.9	“Committee” means the compensation committee of the Board (which, as of the date of the Board’s approval of this Plan, is called the Human Resources/Compensation Committee) or such other committee of the Board as it may designate.
2.10	“Common Stock” means the common stock, $1.00 par value per share, of the Company.
2.11	“Company” means First Community Corporation, a South Carolina corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).
2.12	“Date of Grant” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (b) such later date as the Committee shall provide in such resolution.
2.13	“Director Programs” has the meaning set forth in Article V of this Plan.
2.14	“Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.
2.15	“Eligible Individuals” means directors, officers, employees, consultants and advisors of the Company or any of its Subsidiaries.
2.16	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.17	“Exercise Price” means the price per share for Common Stock that may be purchased upon the exercise of an Option or the price at which a SAR may be exercised; provided, however, that the Exercise Price per share may not be less than the Fair Market Value of the Common Stock that may be purchased on the Date of Grant.
2.18	“Fair Market Value” means, except as otherwise determined by the Committee, the closing sales price of a Share on the Applicable Exchange on the measurement date, or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code
A-3

2.19	“Full-Value Award” means any Award other than an Option or SAR.
2.20	“Good Reason” means, unless otherwise provided in an Agreement, (x) “Good Reason” as defined in any Individual Agreement to which the Participant is a party, or (y) if there is no such Individual Agreement or if it does not define Good Reason or does not define Good Reason in a manner that is within the meaning of Good Reason under Section 409A of the Code: without the Participant’s express written consent the occurrence of any of the following circumstances unless such circumstances are fully corrected within thirty (30) days after the Participant notifies the Company in writing of the existence of such circumstances as hereinafter provided:
(a)	A material diminution in the Participant’s authority, duties, or responsibilities immediately prior to such diminution;
(b)	A material diminution in the budget (if any) over which the Participant retains authority;
(c)	A material diminution in the Participant’s base salary as in effect immediately prior to the Change of Control or as it may be increased from time to time, except for across-the-board salary reductions for similarly situated management personnel of the Company and its Subsidiaries;
(d)	The Company’s requiring the Participant to be based anywhere other than more within fifty (50) miles of his last assigned area of responsibility, except for required travel on Company business; or
(e)	Any action or inaction that constitutes a material breach by the Company or its Subsidiaries of the written agreement, if any, between the Participant and the Company or its Subsidiaries under which the Participant provides services.

The Participant shall notify the Company in writing that the Participant believes that one or more of the circumstances described above exists, and of the Participant’s intention to effect a Termination of Service for Good Reason as a result thereof, within ninety (90) days of the time that the Participant gains knowledge of such circumstances. The Participant shall not effect such Termination of Service until thirty (30) days after the Participant delivers the notice described in the preceding sentence, and the Participant may do so only if the circumstances described in such notice have not been corrected in all material respects by the Company and its Subsidiaries.

2.21	“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.
2.22	“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or its Subsidiaries. If a Participant is party to both an employment agreement and a change of control agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change of Control, and, the change of control agreement shall be the relevant “Individual Agreement” after a Change of Control.
2.23	“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
2.24	“Option” means an instrument that entitles the holder to purchase from the Company a stated number of Shares at a designated Exercise Price.
2.25	“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.
2.26	“Participant” means an Eligible Individual who has received an Award.
A-4

2.27	“Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. Such goals may be based on the attainment of specified levels of one or more of the following measures (or such other measures as may be determined by the Committee): stock price, dividends, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), operating earnings, prescribed rating, earnings per share, operating earnings per share, total shareholder return, return on equity, return on assets or operating assets, percentage of non-performing assets, asset quality, level of classified assets, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).
2.28	“Permanent and Total Disability” shall have the same meaning as given to that term by Treasury Regulation §1.409A-3(i)(4).
2.29	“Plan” means the First Community Corporation 2021 Omnibus Equity Incentive Plan.
2.30	“Restricted Stock” means an Award granted pursuant to Article VII of this Plan.
2.31	“Restricted Stock Unit” has the meaning set forth in Article VIII of this Plan.
2.32	“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor rule or regulation.
2.33	“SAR” means a stock appreciation right that entitles the Participant to receive, in cash, Common Stock or a combination thereof, value equal to (or otherwise based on) the difference between (i) the Fair Market Value of a specified number of Shares at the time of exercise, and (ii) the Exercise Price for such shares as established by the Committee.
2.34	“Share” means a share of Common Stock.
2.35	“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.
2.36	“Term” has the meaning set forth in Section 6.5 of this Plan.
2.37	“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, (a) if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (b) a Participant employed by, or performing services for, a Subsidiary or a division of the Company and its Subsidiaries shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).
A-5

2.38	“Treasury Regulations” means regulations promulgated by the United States Department of Treasury pursuant to the Code, as amended, including proposed or temporary regulations as applicable.

ARTICLE III

ADMINISTRATION

3.1	Committee. This Plan shall be administered by the Committee, which shall be composed of not fewer than two directors, and shall be appointed by and serve at the pleasure of the Board. Subject to the terms and conditions of this Plan, the Committee shall have absolute authority to grant Awards to Eligible Individuals pursuant to the terms of this Plan. Among other things, the Committee shall have the authority, subject to the terms of this Plan, to take the following actions:
(a)	select the Eligible Individuals who shall receive Awards;
(b)	determine the number of Shares to be covered by each Award or the amount of cash or other property subject to an Award not denominated in Shares;
(c)	approve the form of any Agreement and determine the terms and conditions of any Award made hereunder, including the Exercise Price, any vesting conditions, restrictions or limitations and any vesting acceleration, based on such factors as the Committee shall determine;
(d)	modify, amend or adjust the terms and conditions (including any Performance Goals) or accelerate vesting of any Award;
(e)	determine to what extent and under what circumstances Shares, cash or other property payable with respect to an Award shall be deferred;
(f)	determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;
(g)	adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;
(h)	establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(i)	correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement relating thereto);
(j)	decide all other matters that must be determined in connection with an Award; and
(k)	otherwise administer this Plan.
3.2	Procedures.
(a)	The Committee may act only by a majority of its members then in office, except that the Committee may, to the extent not prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.
A-6

(b)	Any authority granted to the Committee may be exercised by the full Board. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board (unless the context otherwise requires). To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
3.3	Discretion of the Committee. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. Any action by the Committee may vary among individual Participants, may vary among Eligible Individuals, and may vary among the Awards held by any individual Participants. All decisions made by the Committee pursuant to the provisions of this Plan shall be binding and conclusive on all persons, including the Company, the Participants and Eligible Individuals. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan, including conditions for grant or vesting and the adjustment of Awards pursuant to Article XI, need not be the same for each Participant.
3.4	Section 16(b). The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
3.5	No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

ARTICLE IV

GENERAL TERMS OF AWARDS

4.1	Eligibility. Any Eligible Individual may receive one or more Awards as determined by the Committee.
4.2	Awards. Each Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee shall specify the number of Shares subject to each Award and the Exercise Price (if applicable). All Awards granted under this Plan shall be evidenced by Agreements, which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. The effectiveness of an Award shall be subject to the Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Agreement. Agreements may be amended only in accordance with Section 12.3.
4.3	Nontransferability. In addition to any other restrictions set forth in this Plan or imposed by the Committee, all Awards shall be nontransferable except by will or by the laws of descent and distribution. At the discretion of the Committee, an Award may be forfeited immediately upon such instrument becoming subject to any obligation or liability of the Participant or any lien, charge or encumbrance.
A-7

4.4	Compliance with Law and Approval of Regulatory Bodies. No Award shall be exercisable, no Common Stock shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including withholding tax requirements) and the rules of any Applicable Exchange. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Award shall be exercisable (to the extent applicable), no Common Stock shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE V

SHARES SUBJECT TO PLAN; OTHER LIMITS

5.1	Plan Maximums. The total number of Shares available for delivery pursuant to Awards granted under this Plan is 675,000 Shares. Delivery of Shares pursuant to an Award shall reduce the number of Shares available for delivery pursuant to Awards under this Plan by one Share for each such Share delivered. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 675,000 Shares. Such maximum numbers of Shares is subject to adjustment as provided in Article XI. From and following the Effective Date, no new awards will be granted under the Prior Plan, it being understood that (a) awards outstanding under the Prior Plan as of the Effective Date shall remain in full force and effect under the Prior Plan according to their respective terms, and (b) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, following the Effective Date, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided, however, that dividend equivalents may continue to be issued under the Company’s Prior Plan in respect of awards granted under the Prior Plan that are outstanding as of the Effective Date. “Prior Plan” means the Company’s 2011 Stock Incentive Plan, as amended April 19, 2016.
5.2	Director Limit. Notwithstanding any provisions to the contrary in this Plan, in any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its non-employee directors (collectively, the “Director Programs”), the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the Director Programs to any individual, non-employee director for any single calendar year beginning on or after January 1, 2021 shall not exceed $140,000; provided, however, that the limitation described in this sentence shall be determined without regard to grants of awards under the Director Programs paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director). For the avoidance of doubt, (a) any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later; and (b) any severance and other payments such as consulting fees paid to a non-employee director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be deemed to be payments granted or made under the Director Programs and therefore shall not be taken into account in applying the $140,000 limit provided above.
5.3	Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or if any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for issuance in connection with other Awards under this Plan. If the Exercise Price of any Option or SAR and/or if the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 5.1. Shares purchased on the open market with the proceeds of the Exercise Price of an Option or SAR shall not be available for issuance in connection with other Awards under this Plan.
A-8

5.4	Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Shares of Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall be permissible only if sufficient Shares are available under this Article V for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of cash-settled Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment.

ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

6.1	Grants. The Committee shall specify the number of Shares covered by the Options or SARs and the Exercise Price thereof in the applicable Agreement. An Option may be granted with or without a related SAR. A SAR may be granted with or without a related Option.
6.2	Incentive Stock Options and Non-Qualified Stock Options. The Committee shall designate at the time an Option is granted, and the applicable Agreement shall indicate, whether the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code, and any such Option that fails to qualify as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option. For purposes of determining the applicability of Section 422 of the Code, or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.
6.3	Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to an Eligible Individual who at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time the Option to acquire Shares is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Non-Qualified Stock Option.
6.4	Vesting. The Committee may prescribe that a Participant’s rights in Options or SARs shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as determined by the Committee in its sole discretion and set forth in the applicable Agreement.
6.5	Exercise. The period in which an Option or SAR may be exercised (the “Term”) shall be determined by the Committee on the Date of Grant, but no Option or SAR shall be exercisable after the expiration of ten (10) years from the Date of Grant of such Option or SAR. Subject to the terms of this Plan, a vested Option or SAR may be exercised, in whole or in part, at any time or during the Term thereof in accordance with such requirements as the Committee shall determine and as reflected in the corresponding Agreement; provided, however, that a SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value per Share exceeds the Exercise Price per Share of the related Option. A partial exercise of an Option or SAR shall not affect the right of the Participant thereafter to exercise the Option or SAR from time to time in accordance with this Plan and the corresponding Agreement with respect to remaining Shares subject to the Option or SAR. The exercise of an Option shall result in the termination of a related SAR to the extent of the number of Shares with respect to which the Option is exercised, and the exercise of a SAR shall result in the termination of a related Option to the extent of the number of Shares with respect to which the SAR is exercised. Unless otherwise set forth in the Award Agreement with respect to an Option, if a Participant’s Termination of Service occurs by reason of his or her death, Permanent and Total Disability or for any other reason, an Option granted to such Participant may thereafter be exercised to the extent such Option is vested for a period of ninety (90) days (or twelve (12) months in the event of termination by reason of death or Permanent and Total Disability) following the Termination of Service (but not later than the end of the applicable Term). If, and to the extent that, after Termination of Service, the Participant does not exercise his or her Option within the applicable time, the unexercised Option shall terminate, and the Shares issuable with respect to such unexercised Option shall revert to the Plan. If a Participant’s employment terminates for Cause, all Options granted to such Participant shall cease to be exercisable and shall terminate as of the date of termination of employment for Cause.

A-9

6.6	Method of Exercise. Subject to the provisions of this Article VI, vested Options and vested SARs may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option or SAR to be purchased. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Options multiplied by the applicable Exercise Price) by certified or bank check or such other instrument or process as the Committee may permit in its sole discretion. If approved by the Committee, payment in full or in part may be made as follows:

(a)	In the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted;
(b)	To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate Exercise Price, and any applicable Federal, state, local or foreign withholding taxes; provided that, to facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms; or
(c)	By instructing the Company to withhold a number of unrestricted Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.
6.7	Delivery; Shareholder Rights. No Shares will be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. No Participant shall have any rights as a shareholder with respect to Shares subject to an Option or a SAR until such Option or SAR is exercised and such Shares are issued.
A-10

6.8	Dividends and Dividend Equivalents. Dividends and dividend equivalents shall not be paid or accrued on Options or SARs, provided that Stock Options and SARs may be adjusted under certain circumstances in accordance with the terms of Article X.
6.9	Prohibition on Repricing. In no event may any Option or SAR granted under this Plan be amended, other than pursuant to Article XI, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.
6.10	Forfeiture by Order of Regulatory Agency. If the Company’s or any of its financial institution Subsidiaries’ capital falls below the minimum requirements contained in 12 CFR § 3 or below a higher requirement as determined by the Company’s or such Subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Options. All options granted under this Plan are subject to the terms of any such directive.

ARTICLE VII

RESTRICTED STOCK

7.1	Nature of Award. Shares of Restricted Stock are actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and may be awarded alone or in addition to other Awards granted under this Plan.
7.2	Book Entry Registration or Certificated Shares. Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the First Community Corporation 2021 Omnibus Equity Incentive Plan and the applicable award agreement, dated as of            ,            .    Copies of such plan and award agreement are on file at the offices of First Community Corporation, 5455 Sunset Boulevard, Lexington, South Carolina, 29072.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares subject to such Award.

7.3	Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions:
(a)	The Committee shall, prior to or at the time of grant, condition (i) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (ii) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.
(b)	Subject to the provisions of this Plan and the applicable Agreement, during the period, if any, set by the Committee, commencing with the Date of Grant of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.
A-11

7.4	Shareholder Rights. Except as otherwise provided in this Plan and the applicable Agreement, prior to the time that Shares of Restricted Stock have fully vested and become transferable, a Participant shall have all rights of a shareholder with respect to such Shares of Restricted Stock, including the right to receive dividends; provided, however, that dividends payable with respect to Shares of Restricted Stock shall be subject to the same vesting conditions applicable to such Shares and shall, if vested, be delivered or paid at the same time as such Shares.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1	Nature of Award. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or a combination of both, based upon the Fair Market Value of a specified number of Shares.
8.2	Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:
(a)	The Committee shall, prior to or at the time of grant, condition (i) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (ii) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, or at a later time specified by the Committee in the applicable Agreement, or, if the Committee so permits, in accordance with an election of the Participant.
(b)	Subject to the provisions of this Plan and the applicable Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
8.3	Shareholder Rights. A Participant who has received an Award of Restricted Stock Units shall have no rights as a shareholder with respect to such Restricted Stock Units. Subject to Section 5.4, the Committee may provide for dividend equivalents or the adjustment of an Award of Restricted Stock Units to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares; provided, however, that dividend equivalents credited with respect to any Award of Restricted Stock Units shall be subject to the same vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

ARTICLE IX

OTHER STOCK-BASED AWARDS; CASH AWARDS

9.1	Other Stock-Based Awards. The Committee may grant to Eligible Individuals Other Stock-Based Awards, either alone or in conjunction with other Awards granted under this Plan.
9.2	Cash Awards. The Committee may grant to Eligible Individuals Awards that are denominated and payable in cash (“Cash Awards”) in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine.

A-12

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

10.1	Corporate Transactions. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards. In the event of a Corporate Transaction, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option or SAR shall be deemed conclusively valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
10.2	Share Changes. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards.
10.3	Performance Goals. The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Securities and Exchange Commission.
10.4	Section 409A of the Code; Incentive Stock Options. Notwithstanding the foregoing: any adjustments made pursuant to this Article XI to (a) Incentive Stock Options shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise; (b) Awards that are considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (c) Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as intended to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

A-13

ARTICLE XI

CHANGE OF CONTROL

11.1	Impact of a Change of Control. Upon the occurrence of a Change of Control, unless otherwise provided in the applicable Agreement: (a) all then-outstanding Options and SARs shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Full-Value Awards) and all Cash Awards (other than performance-based Cash Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11.2 (any award meeting the requirements of Section 11.2, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (b) any performance-based Full-Value Award or Cash Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).
11.2	Replacement Awards. An Award shall meet the conditions of this Section 11.2 (and hence qualify as a Replacement Award) if: (a) it is of the same type as the Replaced Award; (b) it has a value equal to the value of the Replaced Award as of the date of the Change of Control, as determined by the Committee in its sole discretion consistent with Section 10.1; (c) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change of Control; (d) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change of Control. The determination whether the conditions of this Section 11.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.
11.3	Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Agreement, upon a Termination of Service of a Participant by the Company other than for Cause or by the Participant for Good Reason, in each case, within twenty-four (24) months following a Change of Control, all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change of Control, at the greater of (i) the applicable target level and (ii) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).
11.4	Section 409A of the Code. Notwithstanding any other provision of this Plan, any Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change of Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change of Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto. For the avoidance of doubt, this Section 11.4 shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Agreement or Individual Agreement.

A-14

ARTICLE XII

EFFECTIVE DATE, TERMINATION AND AMENDMENT

12.1	Effective Date. This Plan was approved by the Board on March 16, 2021, subject to and contingent upon approval by the Company’s shareholders. This Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).
12.2	Duration of Plan. This Plan shall terminate on the tenth anniversary of the Effective Date (the “Expiration Date”). All Awards outstanding as of the Expiration Date shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Awards.
12.3	Amendments. The Committee may amend, alter or discontinue this Plan or an Award, provided that no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law, or the listing standards of the Applicable Exchange, or as contemplated by Section 6.9.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1	Limitations on Participant Rights. Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the Common Stock, cash or other property, if any, payable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guaranty that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. This Plan does not constitute a contract of employment or service, and selection as a Participant shall not give any such Participant the right to be retained in the employ or service of the Company or any Subsidiary, nor any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.
13.2	Clawback Policy. An Award shall be subject to the terms of any clawback or recoupment policy that the Company may adopt that, by its terms, is applicable to such Award.
13.3	Taxes
(a)	Withholding. All issuances, payments and distributions under this Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares, cash or other property under this Plan on satisfaction of applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares that the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under this Plan; provided, however, in no event shall the fair market value of the Shares withheld or surrendered exceed the maximum statutory amount required to be withheld or such lesser amount as is necessary to avoid liability accounting treatment.
A-15

(b)	Section 409A of the Code. This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that is not exempt from Section 409A of the Code. Notwithstanding any provision of this Plan or any Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six (6)-month period immediately following a Participant’s Separation from Service shall instead be paid or provided on the first business day following the date that is six (6) months following the Participant’s Separation from Service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death. In no event will the Company or any Subsidiary be required to reimburse a Participant for any taxes imposed or other costs incurred as a result of Section 409A of the Code.
13.4	Unfunded Plan. No Award issued or made hereunder, to the extent it requires the payment of cash, shall be required to be funded prior to being due and payable, and the Company shall not be required to segregate any assets that may at any time be represented by an Award under this Plan.
13.5	No Employment Rights. The adoption of the Plan or granting of an Award shall not confer upon any Participant or other Eligible Individual any right to continued employment with or service to the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment or service of any Participant or other Eligible Individual at any time.
13.6	Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”
13.7	Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

[End of Plan Document]

A-16

FIRST COMMUNITY CORPORATION

5455 Sunset Boulevard Lexington, South Carolina 29072

www.firstcommunitysc.com

See the enclosed proxy card.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V64926-P27019 ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: Nominee: 01) Michael C. Crapps 02) Jan H. Hollar 03) Mickey E. Layden 04) Jane S. Sosebee 05) J. Ted Nissen 2. To approve the compensation of our named executive officers as disclosed in the proxy statement (this is a non-binding, advisory vote) ("Say-on-Pay"). 4. To approve the First Community Corporation 2021 Omnibus Equity Incentive Plan, as Amended and Restated, to increase the number of shares of common stock authorized for issuance under the plan by 450,000 shares, from 225,000 shares to 675,000 shares. 5. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for 2025. 6. To approve the adjournment, postponement or continuance of the annual meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4 set forth above, or if a quorum is not present at the time of the annual meeting (the “Adjournment Proposal”). The Board of Directors recommends you vote FOR proposals 2, 4, 5, and 6; and 1 YEAR for proposal 3: 3. To approve a non-binding resolution to determine whether shareholders should have a Say-on-Pay every one, two, or three years ("Say-on-Frequency"). 1a. To elect four Class I director nominees to serve for a term expiring in 2028. 1b. To elect one Class II director nominee to serve for a term expiring in 2026. FIRST COMMUNITY CORPORATION The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! ! ! ! ! ! ! 1 Year 2 Years 3 Years Abstain ! ! ! SCAN TO VIEW MATERIALS & VOTE w FIRST COMMUNITY CORPORATION 5455 SUNSET BLVD. LEXINGTON, SC 29072 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 20, 2025. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 20, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V64927-P27019 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement/10-K are available at www.proxyvote.com FIRST COMMUNITY CORPORATION Annual Meeting of Shareholders May 21, 2025 11:00 A.M. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby constitutes and appoints D. Shawn Jordan and John F. (Jack) Walker, IV and each of them, as his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of First Community Corporation that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held on May 21, 2025 at our office located at 5455 Sunset Blvd., Lexington, South Carolina 29072, at 11:00 A.M. Eastern Time, and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on those matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposal No. 1, to elect five director nominees to serve on the Board of Directors; "FOR" Proposal No. 2, to approve the compensation of our named executive officers as disclosed in the proxy statement (this is a non-binding, advisory vote); "1 YEAR" for Proposal No. 3, to approve a non-binding resolution to determine whether shareholders should have a Say-on-Pay every one, two, or three years; "FOR" Proposal No. 4, to approve the First Community Corporation 2021 Omnibus Equity Incentive Plan, as Amended and Restated, to increase the number of shares of common stock authorized for issuance under the plan by 450,000 shares, from 225,000 shares to 675,000 shares; "FOR" Proposal No. 5, to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2025; and "FOR" Proposal No. 6, to approve the adjournment, postponement or continuance of the annual meeting, if necessary and appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4 set forth above, or if a quorum is not present at the time of the annual meeting. This proxy also delegates discretionary authority to the proxies to vote with respect to transact any other business that may properly come before the meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side